Exhibit 99.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [*], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LOAN AND SECURITY AGREEMENT

by and among

VELOCITY EXPRESS CORPORATION

VELOCITY EXPRESS, INC. and

VELOCITY EXPRESS LEASING, INC.

(as Borrowers)

and

VXP MID-WEST, INC.

VXP LEASING MID-WEST, INC.

CD&L, INC.

CLAYTON/NATIONAL COURIER SYSTEMS, INC.

CLICK MESSENGER SERVICE, INC.

OLYMPIC COURIER SYSTEMS, INC.

SECURITIES COURIER CORPORATION

SILVER STAR EXPRESS, INC. and

VELOCITY SYSTEMS FRANCHISING CORPORATION

(as Guarantors)

BURDALE CAPITAL FINANCE, INC.

(as Lender and as Agent)

and

THE LENDERS FROM TIME TO TIME HERETO

(as Lenders)

March 13, 2009

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4.	GRANT OF SECURITY INTEREST; COLLATERAL COVENANTS		47

	4.1.	Security Interest in the Collateral	47
	4.2.	Perfection of Security Interest	47
	4.3.	Disposition of Collateral/Assets	48
	4.4.	Preservation of Collateral	49
	4.5.	Ownership of Collateral	50
	4.6.	Defense of Agent’s and Lenders’ Interests	50
	4.7.	Books and Records	50
	4.8.	Financial Disclosure	51
	4.9.	Compliance with Laws	51
	4.10.	Inspection of Premises	51
	4.11.	Insurance	52
	4.12.	Failure to Pay Insurance	52
	4.13.	Payment of Taxes	52
	4.14.	Intentionally Omitted	53
	4.15.	Accounts and other Receivables	53
	4.16.	Inventory	57
	4.17.	Maintenance of Equipment	57
	4.18.	Exculpation of Liability	57
	4.19.	Environmental Matters	57
	4.20.	Financing Statements	60
	4.21.	Real Property	60

5.	REPRESENTATIONS AND WARRANTIES		60

	5.1.	Authority, Etc.	60
	5.2.	Formation and Qualification	61
	5.3.	Survival of Representations and Warranties	61
	5.4.	Tax Returns	61
	5.5.	Financial Statements	62
	5.6.	Corporate Name	63
	5.7.	O.S.H.A. and Environmental Compliance	63
	5.8.	Solvency; No Litigation, Violation, Indebtedness or Default	64
	5.9.	Patents, Trademarks, Copyrights and Licenses	65
	5.10.	Licenses and Permits	66
	5.11.	Intentionally Omitted	66
	5.12.	No Default	66
	5.13.	No Liens	66
	5.14.	No Labor Disputes	66
	5.15.	Margin Regulations	66
	5.16.	Investment Company Act	67
	5.17.	Disclosure	67
	5.18.	Real Property	67
	5.19.	Hedging Agreements	67
	5.20.	Conflicting Agreements	67

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	5.21.	Senior Facility Obligations	67
	5.22.	Business and Property of Loan Parties/Inactive Subsidiaries	67
	5.23.	Material Contracts	68
	5.24.	Capital Structure	68
	5.25.	Independent Contractor Status	68
	5.26.	Bank Accounts, Security Accounts, Etc.	69

6.	AFFIRMATIVE COVENANTS		69

	6.1.	Payment of Fees.	69
	6.2.	Conduct of Business and Maintenance of Existence and Assets	69
	6.3.	Violations	69
	6.4.	Intentionally Omitted	70
	6.5.	Execution of Supplemental Instruments	70
	6.6.	Payment of Indebtedness	70
	6.7.	Standards of Financial Statements	70
	6.8.	Financial Covenants	70
	6.9.	Post-Close Inactive Subsidiaries/Good Standing Certificates	71
	6.10.	Post-Close Deposit	72
	6.11.	Post-Close Additional Deliveries	72

7.	NEGATIVE COVENANTS		72

	7.1.	Merger, Consolidation, Acquisition and Sale of Assets	72
	7.2.	Creation of Liens	73
	7.3.	Guarantees	73
	7.4.	Investments	73
	7.5.	Loans	73
	7.6.	Capital Expenditures	73
	7.7.	Dividends and Distributions	74
	7.8.	Indebtedness	75
	7.9.	Nature of Business	75
	7.10.	Transactions with Affiliates	75
	7.11.	Leases	76
	7.12.	Subsidiaries	76
	7.13.	Fiscal Year and Accounting Changes	76
	7.14.	Pledge of Credit	76
	7.15.	Amendment of Organizational Documents	76
	7.16.	Compliance with ERISA	76
	7.17.	Prepayment, Etc. of Money Borrowed	77
	7.18.	Senior Secured Note Documents	77
	7.19.	State of Organization/Names	77
	7.20.	Compensation	77

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8.	CONDITIONS PRECEDENT		78

	8.1.	Conditions to Initial Advances	78
	8.2.	Conditions to Each Advance	82

9.	INFORMATION AS TO LOAN PARTIES		83

	9.1.	Disclosure of Material Matters Pertaining to Collateral	83
	9.2.	Collateral and Related Reports	83
	9.3.	Intentionally Omitted	86
	9.4.	Litigation	86
	9.5.	Material Occurrences	86
	9.6.	Government Receivables	86
	9.7.	Annual Financial Statements	87
	9.8.	Quarterly Financial Statements	87
	9.9.	Monthly Financial Statements	88
	9.10.	Notices re Stockholders/Senior Secured Note Documentation	88
	9.11.	Additional Information	88
	9.12.	Projected Operating Budget	89
	9.13.	Variances From Operating Budget	89
	9.14.	Notice of Suits, Adverse Events	89
	9.15.	ERISA Notices and Requests	89
	9.16.	Additional Documents	90

10.	EVENTS OF DEFAULT		90

11.	LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT		93

	11.1.	Rights and Remedies	93
	11.2.	Application of Proceeds; Payments	94
	11.3.	Agent’s Discretion	94
	11.4.	Setoff	94
	11.5.	Rights and Remedies not Exclusive	94
	11.6.	Commercial Reasonableness	95

12.	WAIVERS AND JUDICIAL PROCEEDINGS		96

	12.1.	Waiver of Notice	96
	12.2.	Delay	96
	12.3.	Jury Waiver	96
	12.4.	Waiver of Counterclaims	96

13.	EFFECTIVE DATE AND TERMINATION		97

	13.1.	Term	97
	13.2.	Termination	97

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14.	REGARDING AGENT		98

	14.1.	Appointment	98
	14.2.	Nature of Duties	98
	14.3.	Lack of Reliance on Agent and Resignation	99
	14.4.	Certain Rights of Agent	100
	14.5.	Reliance	100
	14.6.	Notice of Default	100
	14.7.	Indemnification	101
	14.8.	Agent in its Individual Capacity	101
	14.9.	Intentionally Omitted	101
	14.10.	Actions in Concert	101

15.	GUARANTEE		102

	15.1.	Guaranty	102
	15.2.	Waivers	102
	15.3.	No Defense	102
	15.4.	Guaranty of Payment	102
	15.5.	Liabilities Absolute	103
	15.6.	Waiver of Notice	104
	15.7.	Agent’s Discretion	104
	15.8.	Reinstatement	104
	15.9.	Action Upon Event of Default	106
	15.10.	Statute of Limitations	106
	15.11.	Interest	106
	15.12.	Guarantor’s Investigation	107
	15.13.	Termination	107

16.	MISCELLANEOUS		107

	16.1.	Governing Law	107
	16.2.	Entire Understanding; Amendments; Overadvances	108
	16.3.	Successors and Assigns; Participations; New Lenders; Taxes; Syndication	110
	16.4.	Application of Payments	113
	16.5.	Indemnity	113
	16.6.	Notice	114
	16.7.	Survival	115
	16.8.	Waiver of Subrogation	115
	16.9.	Severability	115
	16.10.	Expenses	115
	16.11.	Injunctive Relief	116
	16.12.	Consequential Damages	116
	16.13.	Captions	116
	16.14.	Counterparts; Telecopied or Emailed Signatures	116

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16.15.	Construction	116
16.16.	Confidentiality; Sharing Information	116
16.17.	Publicity	117
16.18.	Patriot Act Notice	118

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List of Exhibits and Schedules

Exhibits

Exhibit A	Borrowing Base Certificate
Exhibit B	Notice of Conversion
Exhibit 2.1(a)	Note
Exhibit 5.5	Financial Projections
Exhibit 8.1(i)	Financial Condition Certificate
Exhibit 8.1(bb)	Closing Checklist
Exhibit 9.7	Compliance Certificate
Exhibit 16.3	Commitment Transfer Supplement

Schedules

Schedule 4.5	Equipment and Inventory Locations
Schedule 4.15(c)	Location of Executive Offices
Schedule 4.19	Real Property
Schedule 5.2(a)	States of Qualification and Good Standing
Schedule 5.2(b)	Subsidiaries
Schedule 5.4	Federal Tax Identification Number
Schedule 5.5	Changes to Condition
Schedule 5.6	Prior Names
Schedule 5.7	Environmental
Schedule 5.8(b)	Litigation
Schedule 5.8(c)	Violations
Schedule 5.8(d)	Plans
Schedule 5.9	Intellectual Property, Source Code Escrow Agreements
Schedule 5.10	Licenses and Permits
Schedule 5.14	Labor Disputes
Schedule 5.23	Material Contracts
Schedule 5.24	Capital Structure
Schedule 5.26	Bank Accounts
Schedule 7.2	Existing Liens
Schedule 7.8	Existing Indebtedness

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LOAN AND SECURITY AGREEMENT

LOAN AND SECURITY AGREEMENT, dated as of March 13, 2009, among VELOCITY EXPRESS CORPORATION, a corporation organized under the laws of the State of Delaware (“VEC”), VELOCITY EXPRESS, INC., a corporation organized under the laws of the State of Delaware (“VEI”), VELOCITY EXPRESS LEASING, INC., a corporation organized under the laws of the State of Delaware (“VEL”; and together with VEC and VEI, each a “Borrower” and collectively, the “Borrowers”), VXP MID-WEST, INC., a corporation organized under the laws of the State of Delaware (“VXPM”), VXP LEASING MID-WEST, INC., a corporation organized under the laws of the State of Delaware (“VXPL”), CD&L, INC., a corporation organized under the laws of the State of Delaware (“CDL”), CLAYTON/NATIONAL COURIER SYSTEMS, INC., a corporation organized under the laws of the State of Missouri (“CNCS”), CLICK MESSENGER SERVICE, INC., a corporation organized under the laws of the State of New Jersey (“CMS”), OLYMPIC COURIER SYSTEMS, INC., a corporation organized under the laws of the State of New York (“OCS”), SECURITIES COURIER CORPORATION, a corporation organized under the laws of the State of New York (“SCC”), SILVER STAR EXPRESS, INC., a corporation organized under the laws of the State of Florida (“SSE”), VELOCITY SYSTEMS FRANCHISING CORPORATION, a corporation organized under the laws of the State of Michigan (“VSFC”; and together with VXPM, VXPL, CDL, CNCS, CMS, OCS, SCC and SSE, each a “Guarantor” and collectively, the “Guarantors”), the lenders which are now or which hereafter become a party hereto (each a “Lender” and collectively, the “Lenders”) and BURDALE CAPITAL FINANCE, INC., a corporation organized under the laws of the State of Delaware (“Burdale”), as administrative agent for Lenders (Burdale, in such capacity, the “Agent”).

IN CONSIDERATION of the mutual covenants and undertakings herein contained, Loan Parties, Lenders and Agent hereby agree as follows:

1. DEFINITIONS.

1.1. Accounting Terms.

As used in this Agreement, the Note(s), any Other Document, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP.

1.2. General Terms.

For purposes of this Agreement the following terms shall have the following meanings:

“Accountants” shall have the meaning set forth in Section 9.7.

“Accounts” shall mean and include as to each Loan Party, all of such Loan Party’s “accounts” as defined in the UCC, whether now owned or hereafter acquired including, without limitation all present and future rights of such Loan Party to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Administrative Borrower” shall mean VEC, in its capacity as Administrative Borrower on behalf of itself and the other Borrowers pursuant to Section 2.19 hereof and it successors and assigns in such capacity.

“Advances” shall mean and include the Revolving Advances and Letters of Credit.

“Advance Rate” shall mean the lending formula percentage set forth in the definition of Borrowing Base.

“Affiliate” of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, manager or executive officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (A) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such Person, or (B) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Agreement” shall mean this Loan and Security Agreement, as amended, restated, modified and supplemented from time to time.

“Applicable Margin” for each type of Advance shall mean as of the Closing Date, the applicable percentage specified below:

Type of Advance	Applicable Margin for Base Rate Loans	Applicable Margin for LIBOR Rate Loans
Revolving Advances	4.00%	4.00%

“Authority” shall have the meaning set forth in Section 4.19(d).

“Availability Block” shall mean $3,000,000.

“Bank Product Agreement” means any agreement for any service or facility extended to any Loan Party or any of its Subsidiaries by a Bank Product Provider including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system), (f) cash management, including controlled disbursement, accounts or services or (g) Hedging Agreements.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by any Loan Party or its Subsidiaries to a Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that any Loan Party is obligated to reimburse to a Bank Product Provider as a result of such Person purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to any Loan Party or its Subsidiaries pursuant to the Bank Product Agreements.

“Bank Product Provider” means Burdale and its Affiliates.

“Base Rate” shall mean, for any day, a variable rate of interest per annum equal to the highest of (a) the “prime rate” announced from time to time by JPMorgan Chase Bank (or any successor to the foregoing or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Agent may select) as its “prime rate”, subject to each increase or decrease in such prime rate, effective as of the day any such change occurs (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank), (b) the Federal Funds Effective Rate (as defined below) from time to time plus one-half of one (0.50) percentage point, (c) LIBOR for a one month Interest Period on such day plus one (1) percentage point and (d) 4.25%. The term “Federal Funds Effective Rate” shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with member banks of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal Funds brokers of recognized standing selected by it.

“Base Rate Loan” shall mean any Advance that bears interest based upon the Base Rate.

“Benefited Lender” shall have the meaning set forth in Section 2.13(f).

“Blocked Accounts” shall have the meaning set forth in Section 4.15(h).

“Borrower” or “Borrowers” shall have the meanings set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“Borrowers’ Account” shall have the meaning set forth in Section 2.8.

“Borrowing Base” shall mean, at any time, the amount equal to: (a) eighty-five (85%) percent of the Eligible Accounts (provided, however, that Eligible Accounts which are unbilled Accounts shall not constitute more than $4,000,000 of the amount described in this clause (a)), minus (b) the Availability Block, minus (c) Reserves.

“Borrowing Base Certificate” shall mean a certificate duly executed by an officer of Administrative Borrower appropriately completed and in substantially the form of Exhibit A.

“Burdale” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Rate Loan, a day on which dealings are carried on in the London interbank market.

“Canadian Subsidiaries” means the First Tier Canadian Subsidiary and the Second Tier Canadian Subsidiary.

“Capital Expenditures” means, without duplication, all expenditures (including deposits) for, or contracts for expenditures with respect to any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise, as determined in accordance GAAP consistently applied.

“Capital Lease” means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock or other equity interests).

“Cash Equivalents” shall mean: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof; (b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service, Inc.; and (c) certificates of deposit or bankers’ acceptances maturing within six (6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 and whose debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency and not subject to setoff rights in favor of such bank.

“Cash Interest Expense” means, without duplication, for any period, the following: Interest Expenses deducted in the determination of Net Income (excluding (a) the amortization of fees and costs with respect to the transactions contemplated by this Agreement which have been capitalized as transaction costs, and (b) interest paid in kind).

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“CFC” shall mean a “controlled foreign corporation” as defined in Section 957 of the Code.

“Change of Control” shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Capital Stock representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of VEC; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of VEC by Persons who are neither (i) nominated by the board of directors of VEC nor (ii) appointed by directors so nominated; (c) VEC shall cease to, directly or indirectly, own and control one hundred percent (100%) of Capital Stock of each Subsidiary, except as expressly permitted by Section 7.1; (d) any merger or consolidation of or with any Loan Party or sale of all or substantially all of the property or assets of any Loan Party, except as expressly permitted by Section 7.1; or (e) the occurrence of any “Change of Control” or similar term as defined in any of the Senior Secured Note Documentation or the documentation setting forth the terms of Capital Stock of VEC.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the PBGC or any environmental agency or superfund), upon the Collateral, any Loan Party or any of its Affiliates.

“Closing Date” shall mean March 13, 2009.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Collateral” shall mean and include:

(a) Accounts and other Receivables;

(b) certificated securities (other than certificated securities representing Capital Stock of any Loan Party or Subsidiary of a Loan Party which are not included in clause (o) below);

(c) chattel paper, including electronic chattel paper;

(d) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, supporting information, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

(e) Contract Rights;

(f) commercial tort claims, including, without limitation, (i) the Office Depot Litigation, (ii) the NICA Litigation and (iii) counterclaims with respect to the matters listed on Schedule 5.8(b)(i), (ii) and (iii) hereto;

(g) deposit accounts;

(h) documents;

(i) financial assets;

(j) General Intangibles, including payment intangibles and software;

(k) goods (including all Equipment and Inventory), and all embedded software, accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

(l) instruments;

(m) Intellectual Property;

(n) Investment Property;

(o)(i) 100% of the Capital Stock issued by each of the Subsidiaries of VEC other than the Canadian Subsidiaries, and (ii) 65% of the Capital Stock issued by the First Tier Canadian Subsidiary for so long as the First Tier Canadian Subsidiary is a CFC, and 100% of such Capital Stock thereafter;

(p) leasehold interests;

(q) cash, cash equivalents or other money (in every jurisdiction whatsoever);

(r) letter of credit rights;

(s) security entitlements;

(t) supporting obligations;

(u) uncertificated securities (other than uncertificated securities representing Capital Stock of any Loan Party or Subsidiary of a Loan Party which are not included in clause (o) above); and

(v) to the extent not included in the foregoing, all of each Loan Party’s right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Loan Party’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, compensation, detinue, replevin, reclamation and repurchase; (iii) all supporting obligations and all additional amounts due to any Loan Party from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Loan Party’s Contract Rights, rights of payment which have been earned under a Contract Right, letter of credit rights (whether or not the letter of credit is evidenced by a writing), instruments (including promissory notes), documents, chattel paper (whether tangible or electronic), warehouse receipts, deposit accounts, money and securities; (vi) if and when obtained by any Loan Party, all real, immovable, movable and personal property of third parties in which such Loan Party has been granted a lien or, security interest or a hypothec as security for the payment or enforcement of Receivables; and (vii) any other goods, movable or personal property or real or immovable property of any kind or description, wherever located, now or hereafter owned or acquired by any Loan Party;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing;

provided, however, that no Excluded Collateral shall be included in Collateral.

“Collateral Access Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, from any lessor of premises to any Borrower or any Guarantor, or any other Person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, in favor of Agent with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, consignee or other Person.

“COMALA” shall mean Agent’s proprietary software and system for electronic reporting by Administrative Borrower and other Loan Parties to Agent of Collateral and financial information.

“Commitment Percentage” shall mean, with respect to any Lender, the applicable percentage (as adjusted from time to time in accordance with the terms hereof or of an applicable Commitment Transfer Supplement) specified opposite such Lender’s name on the signature page hereof which corresponds to the Maximum Advance Amount, which percentage shall be with respect to outstanding Advances if the Maximum Advance Amount has been terminated.

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 16.3, properly completed and otherwise in form and substance satisfactory to Agent by which a Purchasing Lender purchases and assumes all or a portion of Advances made by a Lender and/or all or a portion of the obligation of a Lender to make Advances under this Agreement.

“Compliance Certificate” shall mean the Compliance Certificate executed and delivered by the Administrative Borrower’s Chief Financial Officer pursuant to Section 9.7, in the form of Exhibit 9.7 appended hereto.

“Computer Hardware and Software” means all of each Loan Party’s rights (including rights as licensee and lessee) with respect to (a) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (b) all software and all software programs designed for use on the computers and electronic data processing hardware described in clause (a) above, including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (c) any firmware associated with any of the foregoing; and (d) any documentation for hardware, software and firmware described in clauses (a), (b) and (c) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on any Loan Party’s business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

“Contra Claims” see definition of Eligible Accounts.

“Contract Right” means any right of each Loan Party to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

“Controlled Group” shall mean all members of a Controlled Group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or Contract Right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Loan Party, pursuant to which such Loan Party is to deliver any personal property or perform any services.

“Customs” shall mean the United States of America Customs Department.

“Default” shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1.

“Defaulting Lender” shall have the meaning set forth in Section 2.16(a).

“Depository Accounts” shall have the meaning set forth in Section 4.15(h).

“Disposition” shall have the meaning set forth in Section 4.3.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary organized, incorporated or otherwise formed under the laws of the United States or any state thereof or the District of Columbia.

“Early Termination Date” shall have the meaning set forth in Section 13.1.

“Early Termination Fee” shall have the meaning set forth in Section 13.1.

“EBITDA” means for any period, without duplication, the total of the following for Loan Parties and their Domestic Subsidiaries on a consolidated basis, each calculated for such period: (a) Net Income; plus (without duplication), to the extent included in the calculation of Net Income, (b) the sum of (i) income and franchise taxes paid or accrued; (ii) Interest Expense, net of interest income, paid or accrued; (iii) amortization and depreciation; (iv) Global Alliance Expenses; provided, however, that, for the sake of clarity, consummation of the Global Alliance Transaction is not permitted hereunder and would require the prior written consent of Agent and Required Lenders in accordance with Section 16.2, which consent Agent and Required Lenders may provide or withhold in their sole discretion; (v) attorney’s fees in connection with the Office Depot Litigation up to an aggregate amount of $975,000 incurred on or prior to December 31, 2009; (vi) to the extent incurred on or prior to the Closing Date, and so long as they do not exceed $1,125,000 in the aggregate and are not required to be capitalized in accordance with GAAP, (x) transaction or consulting expenses incurred in connection with the Fourth Supplemental Indenture and Fifth Supplemental Indenture and (y) all fees and liquidated damages (including, without limitation, waiver or amendment fees) charged, paid to or required by Wells Fargo Foothill, Inc. in connection with or arising out of any waiver or amendment of any of the VEC’s credit facility with Wells Fargo Foothill, Inc. that was terminated on the Closing Date; (vii) non-cash expenses incurred in connection with the issuance of Capital Stock or options therefor of VEC to members of management of the Loan Parties pursuant to a stock option plan or similar management compensation plan to the extent such non-cash expenses are not reasonably likely to result in a cash expenditure in a future period, (viii) Non-Recurring Fees and Expenses and (ix) non-cash goodwill or other intangible asset impairment charges (determined in accordance with Statement of Financial Accounting Standards No. 142); less (without duplication), to the extent included in the calculation of Net Income, (c) the sum of (i) the income of any Person (other than wholly-owned Domestic Subsidiaries of any Borrower) in which any Borrower or a wholly owned Domestic Subsidiary of any Borrower has an ownership interest except to the extent such income is received by any Borrower or such wholly-owned Domestic Subsidiary in a cash distribution during such period; (ii) gains or losses from sales or other dispositions of assets; and (iii) the greater of (A) $0 and (B) the sum of extraordinary or non-recurring gains less extraordinary or non-recurring “cash” losses.

“Eligible Accounts” shall mean and include each Account of a Borrower arising from the performance of services by such Borrower in the ordinary course of a Borrower’s business and which Agent, in its sole credit judgment, shall deem to be an Eligible Account, based on such considerations as Agent may from time to time deem appropriate. An Account shall not be deemed eligible unless such Account is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent (provided, however, that in the sole and absolute discretion of Agent, unbilled Accounts may be considered Eligible Accounts). In addition, no Account shall be an Eligible Account if:

(a) it is due or unpaid more than sixty (60) days after the original due date or ninety (90) days after the original invoice date;

(b) it is owed by a Customer who has Accounts unpaid more than sixty (60) days after the original due date or ninety (90) days after the original invoice date, which unpaid Accounts constitute more than fifty (50) percent of the total Accounts of such Customer. Such percentage may, in Agent’s sole discretion, be increased or decreased from time to time;

(c) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached, including, without limitation, the Agent’s Lien therein is not a first priority perfected security interest (other than solely as a result of any failure by Agent to file a UCC financing statement which failure is caused solely as a result of the gross negligence of Agent), or as to which the goods or services giving rise thereto are not, and were not at the time of the applicable sale, subject to a first priority perfected security interest in favor of Agent;

(d) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

(e) the sale is to a Customer located or incorporated (or other analogous term) outside the United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion;

(f) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, return or contingent or conditional basis or is evidenced by chattel paper unless such chattel paper is delivered to Agent;

(g) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless such Borrower assigns its right to payment of such Account to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

(h) the services giving rise to such Account have not been performed by the such Borrower and accepted by the Customer (such as advanced billings) or the Account otherwise does not represent a final sale;

(i) the Accounts of the Customer exceed a credit limit determined by Agent, in its sole discretion, to the extent such Account exceeds such limit;

(j) the Account is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of such Borrower or the Account is contingent in any respect or for any reason (each such offset, deduction, defense, dispute, counterclaim or contingency, a “Contra Claim”); provided, that, (i) if the aggregate amount of the Contra Claims pertaining to the Accounts of the Customer are less than 25% of the aggregate amount of the Accounts of such Customer, such Accounts shall only be ineligible pursuant to this clause (j) to the extent of the aggregate amount of such Contra Claims and (ii) if the aggregate amount of the Contra Claims pertaining to the Accounts of the Customer are equal to or greater than 25% of the aggregate amount of the Accounts of such Customer, all such Accounts shall be ineligible pursuant to this clause (j);

(k) such Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(l) the rendition of services related to such Account has not been completed;

(m) such Account is not payable to such Borrower;

(n) in the case of any single Customer and its Affiliates, such Accounts do not constitute more than twenty percent (20%) of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

(o) such Account consists of progress billings (such that the obligation of the Customer with respect to such Account is conditioned upon such Borrower’s satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the Customer, in form and substance satisfactory to Agent, confirming the unconditional obligation of the Customer to take the goods related thereto and pay such invoice;

(p) the Customer or any officer or employee of the Customer with respect to such Account is an officer, employee, agent or other Affiliate of such Borrower or any other Loan Party;

(q) there are proceedings or actions which are threatened or pending against the Customer with respect to such Account which might result in any Material Adverse Effect with respect to such Customer; or

(r) such Account is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

The criteria for Eligible Accounts set forth above may only be changed and any new criteria for Eligible Accounts may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from such Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Agent. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

“Environmental Complaint” shall have the meaning set forth in Section 4.19(d).

“Environmental Laws” shall mean all federal, state, local and other environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, formal agency, interpretations, decisions, orders and directives of federal, state, local and other governmental agencies and authorities with respect thereto.

“Equipment” shall mean and include as to each Loan Party all of such Loan Party’s goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

“Event of Default” shall mean the occurrence of any of the events set forth in Section 10.

“Excess Availability” shall mean the amount, as determined by Agent, calculated at any date, equal to: (a) the lesser of: (i) the Borrowing Base and (ii) the Maximum Advance Amount less Reserves, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations of the Borrowers plus (without duplication) the then outstanding aggregate principal amount of any outstanding Letters of Credit, plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of the Loan Parties which are outstanding more than one hundred twenty (120) days past due (or such longer period as is agreed to by Agent in its sole discretion with respect to certain specified trade payables) as of the end of the immediately preceding month or at Agent’s option, as of a more recent date based on such reports as Agent may from time to time specify (other than trade payables or other obligations being contested or disputed by the Loan Parties in good faith), plus (iii) without duplication, the amount of checks issued by the Loan Parties to pay trade payables and other obligations which are more than one hundred twenty (120) days past due (or such longer period as is agreed to by Agent in its sole discretion with respect to certain specified trade payables) as of the end of the immediately preceding month or at Agent’s option, as of a more recent date based on such reports as Agent may from time to time specify (other than trade payables or other obligations being contested or disputed by the Borrowers in good faith), but not yet sent.

“Excluded Collateral” means collectively the following property of a Loan Party: (a) “intent-to-use” United States trademarks until such time as such Loan Party begins to use such trademarks, and (b) any item of General Intangibles that is now or hereafter held by such Loan Party but only to the extent that such item of General Intangibles (or any agreement evidencing such item of General Intangibles) contains a term or is subject to a rule of law, statute or regulation that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Loan Party) to, the creation, attachment or perfection of the security interest granted herein, and any such restriction, prohibition and/or requirement of consent is effective and enforceable under applicable law and is not rendered ineffective by applicable law (including, without limitation, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC); provided, however, that (x) the foregoing clause (b) shall not include any Proceeds of any item of General Intangibles, and (y) any item of General Intangibles that at any time ceases to satisfy the criteria for the foregoing clause (b) (whether as a result of the applicable Loan Party obtaining any necessary consent, any change in any rule of law, statute or regulation, or otherwise), shall no longer be excluded pursuant to clause (b).

“Extraordinary Receipts” means any cash received by any Loan Party or any of their respective Subsidiaries consisting of (a) proceeds of judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action (including without limitation pertaining to the Office Depot Litigation and the NICA Litigation); provided, that, fifty percent of the first two million dollars ($2,000,000) of any recovery (net of any and all outstanding legal fees, cost and expenses owing to any law firm representing the Company in these matters) from the Office Depot Litigation and the NICA Litigation shall be excluded from Extraordinary Receipts, (b) indemnity payments (other than to the extent such indemnity payments are (i) immediately payable to a Person that is not an Affiliate of a Loan Party or any of their respective Subsidiaries, or (ii) received by a Borrower or any of their respective Subsidiaries as reimbursement for any payment previously made to such Person), (c) any purchase price adjustment (other than a working capital adjustment) received in connection with any purchase agreement, (d) tax refunds, (e) pension plan reversions, (f) proceeds of insurance (other than such proceeds described in Section 2.14(d)) and (g) at any time that an Event of Default shall exist and at the sole discretion of Agent, any other cash received by Loan Party or any of their respective Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.14(a) of this Agreement).

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that, if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent in a commercially reasonable manner.

“First Tier Canadian Subsidiary” means USDS Canada Ltd., a corporation organized under the laws of Canada.

“Fixed Charges” means, as to the Loan Parties and their Domestic Subsidiaries determined on a consolidated basis, with respect to any period, the sum of, without duplication, (a) all Cash Interest Expense during such period, plus (b) all Capital Expenditures made during such period, plus (c) all regularly scheduled (as determined at the beginning of the respective period) principal payments of Money Borrowed and Indebtedness with respect to Capital Leases made or required to be made during such period (and without duplicating items in (a) and (c) of this definition, the interest component with respect to Indebtedness under Capital Leases) made or required to be made during such period, plus (d) all taxes paid or required to be paid during such period in cash, plus (e) all cash dividends or other cash distributions made or required to be made on account of Capital Stock (other than those made to a Loan Party) and all repurchases or redemptions of Capital Stock (other than those made to a Loan Party) made or required to be made during such period.

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time, as may be amended from time to time by the Financial Accounting Standards Board; except, that, if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 6.8 hereof, Agent and the Borrowers shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenants with the intent of having the respective positions of Agent, Lenders and the Borrowers, after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 6.8 hereof shall be calculated on the basis of such principles in effect prior to such change and consistent with those used in the preparation of the most recent audited financial statements delivered to Agent prior to the date of such change.

“General Intangibles” shall mean and include as to each Loan Party all of such Loan Party’s general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, choses in action, commercial tort claims, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs and computer software, all claims under guaranties, security interests or other security held by or granted to such Loan Party to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

“Global Alliance Expenses” means any reasonable and necessary third party expenses incurred by VEC in connection with the potential Global Alliance Transaction, up to an aggregate amount of $575,000 incurred on or prior to December 31, 2009.

“Global Alliance Transaction” means a transaction whereby a European, Asian and/or other international delivery company would purchase all or substantially all of the Senior Secured Notes and convert such notes to Capital Stock of VEC, resulting in a Change of Control.

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

“Guarantor” or “Guarantors” shall have the meaning set forth in the preamble to this Agreement and shall extend to all successors and assigns of such Persons as well as each other Person that becomes a guarantor after the Closing Date pursuant to Section 7.12(a).

“Guaranty” shall mean the guaranty set forth in Section 15 of this Agreement and any other guaranty of the Obligations of the Borrowers now or hereafter executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders.

“Hazardous Discharge” shall have the meaning set forth in Section 4.19(d).

“Hazardous Substance” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state or other law, and any other applicable Federal, state or other laws now in force or hereafter enacted relating to hazardous waste disposal.

“Hedging Agreements” shall mean an agreement between any Borrower or any Guarantor and any financial institution (to the extent permitted by the terms of this Agreement) that is a rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement rate, floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing or a master agreement for any of the foregoing together with all supplements thereto) for the purpose of protecting against fluctuations in or managing exposure with respect to interest or exchange rates, currency valuations or commodity prices.

“Inactive Subsidiaries” shall mean collectively VXPM, VXPL, CDL, CNCS, CMS, OCS, SCC and SSE.

“Indebtedness” of a Person at a particular date shall mean (a) all indebtedness, debt and similar monetary obligations of such Person whether direct or guaranteed; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (f) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (g) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under Hedging Agreements; and (i) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

“Intellectual Property” shall mean all trade secrets and other proprietary information; trademarks, service marks, business names, Internet domain names, designs, logos, trade dress, slogans, indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs and software) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all infringements of any of the foregoing; and all common law and other rights throughout the world in and to all of the foregoing.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of the Closing Date between Agent and Wilmington Trust Company (as successor trustee to Wells Fargo Bank, N.A.) in its capacity as trustee under the Indenture.

“Interest Expense” means, for any period, as to any Person, as determined in accordance with GAAP, the total interest expense of such Person, whether paid or accrued during such period but without duplication (including the interest component of Capital Leases for such period), including, without limitation, discounts in connection with the sale of any Accounts that are sold for purposes other than collection, but excluding interest paid in property other than cash and any other interest expense not payable in cash (such as non-cash amortization of debt discounts and non-cash deferred financing fees).

“Interest Period” shall mean the period provided for any LIBOR Rate Loan pursuant to Section 2.2(b).

“Inventory” shall mean and include as to each Loan Party all of such Loan Party’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party’s business or used in selling or furnishing such goods, merchandise and other personal property, all other inventory of such Loan Party, and all documents of title or other documents representing them.

“Investment Property” means any “investment property” as such term is defined in Section 9-115 of the UCC now owned or hereafter acquired by any Loan Party, wherever located, including (a) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (b) all securities entitlements of any Loan Party, including the rights of any Loan Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (c) all securities accounts of any Loan Party; (d) all commodity contracts of any Loan Party; and (e) all commodity accounts held by any Loan Party.

“Issuer” shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms thereof (it being agreed that so long as Burdale shall be Agent or a Lender, then the Issuer shall be The Governor and Company of the Bank of Ireland or such other Person selected by Burdale; provided, however, that, in the event that Burdale is neither Agent nor a Lender, the “Issuer” with respect to all subsequently issued Letters of Credit shall be a Person selected by the Borrowers and acceptable to the Required Lenders and such Person).

“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

“Lender Default” shall have the meaning set forth in Section 2.16(a).

“Letter of Credit Application” shall have the meaning set forth in Section 2.10.

“Letter of Credit Fees” shall have the meaning set forth in Section 3.2(a).

“Letters of Credit” shall have the meaning set forth in Section 2.9.

“LIBOR” shall mean, for each Interest Period, the offered rate per annum for deposits of Dollars for the applicable Interest Period that appears on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by Agent from time to time for purposes of providing quotations of interest rates applicable to eurodollar deposits in Dollars in the London interbank market) as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by Agent (rounded upwards, if necessary, to the nearest 1/16 of 1%) at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.

“LIBOR Rate Loan” shall mean an Advance that bears interest based on LIBOR.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

“Liquidity” means immediately available and unrestricted cash and Cash Equivalents of the Loan Parties on deposit in accounts in the United States subject to control agreements in favor of the Agent in the manner described in Section 4.15(h) plus Excess Availability.

“Loan Party” shall mean, individually, each Borrower and each Guarantor, and “Loan Parties” shall mean, collectively, the Borrowers and the Guarantors.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition, operations, assets, business or prospects of any Borrower on an individual basis and/or the Loan Parties and their Subsidiaries taken as a whole, (b) any Loan Party’s ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Agent’s Liens on the Collateral or the priority of any such Lien or (d) the Agent’s ability to realize on the Collateral or otherwise enforce the terms of this Agreement and the Other Documents.

“Maximum Credit” shall mean the amount of $12,000,000.

“Maximum Advance Amount” shall mean $12,000,000, as reduced from time to time pursuant to the terms hereof.

“Money Borrowed” shall mean (a) Indebtedness arising from the lending of money by any Person to any Loan Party or any of their respective Subsidiaries, (b) Indebtedness, whether or not in any such case arising from the lending by any Person of money to any Loan Party or any of their respective Subsidiaries, (i) which is represented by notes payable or drafts accepted that evidence extensions of credit, (ii) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for property, (c) reimbursement obligations with respect to letters of credit or guaranties of letters of credit, and (d) Indebtedness of any Loan Party or any of their respective Subsidiaries under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (a) and (b) hereof, if owed directly by any Loan Party or any of their respective Subsidiaries.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA.

“Net Income” shall mean, for any period, the aggregate income (or loss) of the Borrowers and their Domestic Subsidiaries for such period, all computed and calculated in accordance with GAAP.

“NICA Litigation” means that certain litigation between Clayton/National Courier and COLL UNICA, Inc. filed on December 23, 2005 in the U.S. District Court for the District of New Jersey, Docket No. 2105 CV 05950-JUL-MF.

“Non-Recurring Fees and Expenses” means occupancy expense for VEC’s redundant facility in Minneapolis, MN incurred on or prior to December 31, 2008 up to on an aggregate amount of $159,000 and settlement expense for VEC’s redundant facilities in Bridgeport, NJ and Harrisburg, PA incurred on or prior to December 30, 2008, up to an aggregate amount of $50,833.

“Note” or “Notes” shall mean, individually or collectively, the promissory notes referred to in Section 2.1(a).

“Notice of Conversion” shall mean a notice duly executed by an officer of Administrative Borrower appropriately completed and in substantially the form of Exhibit B.

“Obligations” shall mean and include (a) any and all of each Loan Party’s Indebtedness and/or liabilities pursuant to or evidenced by this Agreement or any Other Documents to Agent, Lenders, any Issuer or to any Person that directly or indirectly controls or is controlled by or is under common control with Agent, any Lender or any Issuer of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortuous, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise (including all interest accruing after the commencement of any bankruptcy or similar proceeding whether or not enforceable in such proceeding) and all obligations of any Loan Party to Agent, Lenders or any Issuer to perform acts or refrain from taking any action under this Agreement or any Other Documents, and (b) all Bank Product Obligations.

“Office Depot Litigation” shall mean the lawsuit filed on May 4, 2007 in Superior Court of Kent County, Delaware identified as VEC versus Office Depot, Inc., Docket No. 07C-05-012.

“Other Documents” shall mean any Note, the Questionnaire, any Guaranty, the Intercreditor Agreement, any Collateral Access Agreement and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed and/or delivered by any Loan Party to Agent or any Lender in respect of the transactions contemplated by this Agreement.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Payment Account” shall mean Agent’s account no. [*] maintained at JPMorgan Chase Bank, N.A. (Swift no. [*]), ABA no. [*]) or such other account of Agent, if any, which Agent may designate by notice to Administrative Borrower and to each Lender to be the Payment Account.

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Permitted Encumbrances” shall mean (a) Liens in favor of Agent for the benefit of Agent, Lenders, any Bank Product Provider and/or any Issuer, which, in each case, secure Obligations; (b) Liens for taxes, assessments or other governmental charges (“Tax Lien”) not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Loan Parties; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the Collateral in which Agent has such a Lien and a stay of enforcement of any such Tax Lien shall be in effect; (c) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance, in each case made in the ordinary course of business and excluding deposits or pledges under ERISA; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Loan Party’s business; (e) judgment Liens that do not constitute an Event of Default under Section 10.6 and mechanics’, workers’, materialmen’s or other like Liens arising in the ordinary course of any Loan Party’s business with respect to obligations which are not due or which are being contested in good faith by the applicable Loan Party; (f) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof; provided, that, (i) any such Lien shall not encumber any other property of the Loan Parties and (ii) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases shall not exceed the applicable amount provided for in Section 7.8(b); (g) Liens disclosed on Schedule 7.2; and (h) Liens in favor of Wilmington Trust Company (as successor trustee to Wells Fargo Bank, N.A.), as trustee under the Senior Secured Note Indenture and securing the Senior Secured Notes so long as such Liens at all times are subordinated to the Agent’s Liens pursuant to, and in the manner described in, the Intercreditor Agreement.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

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“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Loan Parties or any member of the Controlled Group or any such Plan to which any Loan Party or any member of the Controlled Group is required to contribute on behalf of any of its employees.

“Potential Three Year Term” shall have the meaning set forth in Section 13.1.

“Pro Forma Balance Sheet” shall have the meaning set forth in Section 5.5(a).

“Pro Forma Financial Statements” shall have the meaning set forth in Section 5.5(b).

“Protective Advances” shall have the meaning set forth in Section 2.12.

“Purchasing Lender” shall have the meaning set forth in Section 16.3(c).

“Qualified Assignee” means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor; (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to the Borrowers without the imposition of Taxes in respect of payments by the Borrowers to such Persons hereunder; (c) any other Person consented to by Agent in its sole discretion during the continuance of an Event of Default; provided, that, no Person proposed to become a Lender after the Closing Date and determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser or to be a competitor of any Loan Party shall be a Qualified Assignee unless consented to by Agent in its sole discretion, and no Person or Affiliate of such Person proposed to become a Lender after the Closing Date and that holds any Senior Secured Notes or any subordinated Indebtedness or Capital Stock issued by any Loan Party shall be a Qualified Assignee unless consented to by Agent in its sole discretion; and (d) any Person that exercises the purchase option set forth in Section 16 of the Intercreditor Agreement.

“Questionnaire” shall mean the Documentation Information Questionnaire and the responses thereto provided by Loan Parties and delivered to Agent on the Closing Date.

“Real Property” shall mean all of each Loan Party’s right, title and interest in and to the owned and leased premises identified on Schedule 4.19.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Receivables” shall mean and include, as to each Loan Party, all of such Loan Party’s Accounts, Contract Rights, instruments (including promissory notes and instruments evidencing indebtedness owed to Loan Parties by their Affiliates), documents, chattel paper (whether tangible or electronic), general intangibles relating to Accounts, drafts and acceptances, and all other forms of obligations owing to such Loan Party arising out of or in connection with the sale, lease or other disposition of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

“Release” shall have the meaning set forth in Section 5.7(c).

“Reportable Event” shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.

“Required Lenders” shall mean Lenders having Commitment Percentages the aggregate amount of which equals or exceeds sixty-six and two-thirds percent (66  2/3%) of the Maximum Advance Amount (or, if the Maximum Advance Amount has been terminated, of the outstanding Advances).

“Reserves” shall mean such reserves as Agent may reasonably deem proper or necessary from time to time, including, without limitation, reserves for matters that could adversely affect the Collateral, its value or the amount that Agent might receive from the sale or other disposition thereof or the ability of Agent to realize thereon.

“Restricted Accounts” means deposit accounts or other accounts (a) established and used (and at all times will be used) solely for the purpose of paying current payroll obligations of the Loan Parties and which do not (and will not at any time) contain any deposits other than those necessary to fund current payroll, in each case in the ordinary course of business, (b) maintained (and at all times will be maintained) in connection with an employee benefit plan but solely to the extent that all funds on deposit therein are solely held for the benefit of, and owned by, employees (and will continue to be so held and owned) pursuant to such plan, and (c) used in the ordinary course of business for petty cash, the balance of which shall not exceed $100,000 in the aggregate at any time; provided, that, without limiting the foregoing, in order for any such deposit account or other account to constitute a “Restricted Account”, Administrative Borrower must deliver a written notice to Agent designating such deposit account or other account as a “Restricted Account”, which such notice shall contain a representation and warranty by Administrative Borrower that such deposit account or other account satisfies the criteria set forth in this definition to constitute a “Restricted Account”.

“Revolving Advances” shall mean Advances made other than Letters of Credit.

“Revolving Interest Rate” shall mean an interest rate per annum equal to (a) the sum of the Base Rate plus the Applicable Margin per annum with respect to Base Rate Loans that are Revolving Advances and (b) the sum of LIBOR plus the Applicable Margin per annum with respect to LIBOR Rate Loans that are Revolving Advances.

“Scanners” means handheld electronic device used by the Loan Parties to track packages that the Loan Parties are in the process of delivering.

“Second Tier Canadian Subsidiary” means Velocity Express Canada Ltd., a corporation organized under the laws of Canada.

“Senior Secured Note Documentation” shall mean the Senior Secured Note Indenture, the Senior Secured Notes, the warrants issued in connection therewith, the Intercreditor Agreement, and any and all documents entered into in connection with any of the foregoing.

“Senior Secured Note Indenture” shall mean that certain Indenture, dated as of July 3, 2006, between VEC and Wilmington Trust Company (as successor trustee to Wells Fargo Bank, N.A.), as trustee, as amended by the Supplemental Indenture, dated as of August 17, 2006, the Second Supplemental Indenture, dated as of December 22, 2006, the Third Supplemental Indenture, dated as of July 25, 2007 the Fourth Supplemental Indenture, dated as of May 19, 2008 and the Fifth Supplemental Indenture, dated as of the Closing Date.

“Senior Secured Notes” shall mean those certain Senior Secured Notes of VEC, issued pursuant to the Senior Secured Note Indenture.

“Settlement Date” shall mean the Closing Date and thereafter every Business Day designated by Agent as a “Settlement Date” by notice from Agent to each Lender, but not less frequently than weekly.

“Solvent” shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such Person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

“Springing Accounts” shall mean account numbers ending in [*] and [*] owned by VEI and located at JPMorgan Chase Bank, N.A., which accounts are subject to springing control rather than current cash dominion control; provided however, at no time shall more than $15,000 be on deposit in the account ending in [*].

“Subsidiary” shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other

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ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Term” shall mean the period commencing on the Closing Date and ending on the Termination Date.

“Termination Date” shall have the meaning set forth in Section 13.1.

“Termination Event” shall mean (a) a Reportable Event with respect to any Plan or Multiemployer Plan; (b) the withdrawal of any Loan Party or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (c) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (d) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (e) any event or condition (i) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Loan Party or any member of the Controlled Group from a Multiemployer Plan.

“Toxic Substance” shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state or other law, or any other applicable Federal, state or other laws now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Transactions” shall have the meaning set forth in Section 5.5(a).

“Transferee” shall have the meaning set forth in Section 16.3.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

“Week” shall mean the time period commencing with the opening of business on a Monday and ending on the end of business the following Sunday.

1.3. Uniform Commercial Code Terms.

All terms used herein and defined in the UCC, including, the terms account debtor, certificated security, chattel paper, commercial tort claim, deposit account, document, electronic chattel paper, equipment, financial asset, fixtures, goods, health-care-insurance receivable, inventory, instrument, investment property, letter-of-credit rights, payment intangibles, proceeds, security, security entitlement, software, supporting obligations and uncertificated security, shall have the meaning given therein unless otherwise defined herein or unless the context provides otherwise.

1.4. Certain Matters of Construction.

The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Each reference to a Section, an Exhibit or a Schedule shall be deemed to refer to a Section, an Exhibit or a Schedule, as applicable, of this Agreement unless otherwise specified. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes (including the UCC) and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements, including, without limitation, references to this Agreement or any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof to the extent not prohibited hereby. All references to “fiscal years,” “fiscal quarters,” “fiscal months” or “fiscal periods” shall be deemed to be references to such periods of VEC, in accordance with its customary accounting practices in effect as of the Closing Date that have been disclosed to Agent in writing on or before the Closing Date. All fiscal years shall end on the Saturday closest to June 30th of the applicable year. All fiscal quarters and fiscal months shall end on or around the last day of the applicable calendar quarter and calendar month, respectively. The amount outstanding under any Letter of Credit shall mean, at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances, plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

2. ADVANCES, PAYMENTS.

2.1. Revolving Advances.

(a) Revolving Advances. Subject to the terms and conditions set forth in this Agreement (including, without limitation, Section 2.1(b), each Lender, severally and not jointly, agrees to make Revolving Advances to the Borrowers from the Closing Date until the Termination Date in aggregate amounts outstanding at any time equal to such Lender’s Commitment Percentage of the lesser of (x) the Maximum Advance Amount minus the aggregate amount of outstanding Letters of Credit or (y) the Borrowing Base minus the aggregate amount of outstanding Letters of Credit. The Revolving Advances shall be evidenced by one or more promissory notes (each, a “Note”) substantially in the form annexed hereto as Exhibit 2.1(a).

(b) Discretionary Rights. The aggregate amount of the Revolving Advances and the Letters of Credit outstanding at any time shall not exceed the Maximum Advance Amount, and except in Agent’s discretion or as otherwise provided herein, the aggregate principal amount of the Revolving Advances and Letters of Credit outstanding at any time shall not exceed the

Borrowing Base. In the event that (A) the aggregate amount of the Revolving Advances and the Letters of Credit outstanding at any time exceed the Maximum Advance Amount, or (B) the aggregate principal amount of the Revolving Advances and Letters of Credit outstanding exceed the Borrowing Base or the Maximum Advance Amount, such event shall not limit, waive or otherwise affect any rights of Agent or any Lender in such circumstances or on any future occasions.

2.2. Procedure for Borrowing.

(a) Administrative Borrower shall notify Agent prior to 11:00 a.m. (New York time) on the Business Day of the Borrowers’ request to incur, on that day, a Revolving Advance hereunder. Any amount required to be paid as interest, fees, charges or other Obligations under this Agreement or any Other Document, or with respect to any other Obligation which shall become due, at the election of Agent, shall be deemed a request by Borrowers for a Revolving Advance as of the date such payment is due, in the amount required to pay in full or in part such interest, fee, charge or other Obligation under this Agreement or any Other Document and such deemed request shall be irrevocable.

(b) Notwithstanding the provisions of Section 2.2(a) above, Administrative Borrower shall notify Agent in writing at least three (3) Business Days’ prior to the Borrowers’ request to incur a LIBOR Rate Loan, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Revolving Advance to be borrowed, which amount shall be in a minimum amount of $500,000 and in integral multiples of $100,000 in excess thereof, and (iii) the duration of the first Interest Period therefor. Interest Periods for LIBOR Rate Loans shall be for three or six months. At the election of Agent or Required Lenders, no LIBOR Rate Loan shall be made available to the Borrowers during the continuance of a Default or an Event of Default. After giving effect to each LIBOR Rate Loan, there shall not be outstanding more than five (5) LIBOR Rate Loans, in the aggregate.

(c) Each Interest Period of a LIBOR Rate Loan shall commence on the date such LIBOR Rate Loan is made and shall end on such date as Administrative Borrower may elect as set forth in (b)(iii) above; provided, that, the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the Termination Date.

(d) Administrative Borrower shall elect the initial Interest Period applicable to a LIBOR Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its Notice of Conversion given to Agent pursuant to Section 2.2(e), as the case may be. Administrative Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such LIBOR Rate Loan; provided, that, at the election of Agent or Required Lenders, no loan shall be converted to a LIBOR Rate Loan if an Event of Default shall have occurred and be continuing. If Agent does not receive timely notice of the Interest Period elected by Administrative Borrower, Administrative Borrower shall be deemed to have elected to convert to a Base Rate Loan subject to Section 2.2(e).

(e) Administrative Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding LIBOR Rate Loan, or on any Business Day with respect to Base Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount; provided, that, any conversion of a LIBOR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such LIBOR Rate Loan; provided, further, that, at the election of Agent or Required Lenders, no loan shall be converted to a LIBOR Rate Loan if an Event of Default shall have occurred and be continuing. If the Borrowers desires to convert a loan, Administrative Borrower shall give Agent a Notice of Conversion not less than three (3) Business Days’ prior to a conversion from a Base Rate Loan to a LIBOR Rate Loan or one (1) Business Day’s prior to a conversion from a LIBOR Rate Loan to a Base Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Base Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than five (5) LIBOR Rate Loans, in the aggregate.

(f) At the option of the Borrowers and upon three (3) Business Days’ prior written notice, the Borrowers may prepay the LIBOR Rate Loans in whole at any time or in part from time to time, without premium or penalty (excepts as otherwise expressly provided in this Agreement), but with accrued interest on the principal being prepaid to the date of such repayment. Administrative Borrower shall specify the date of prepayment of Advances which are LIBOR Rate Loans and the amount of such prepayment. In the event that any prepayment of a LIBOR Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, the Borrowers and each other Loan Party shall indemnify Agent and Lenders therefor in accordance with Section 2.2(g).

(g) Each Loan Party shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by the Borrowers in the payment of the principal of or interest on any LIBOR Rate Loan or failure by the Borrowers to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by any of them in order to make or maintain their respective LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Administrative Borrower shall be conclusive absent manifest error.

(h) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this Section 2.2(h), the term “Lender” shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any LIBOR Rate Loans) to make or maintain its LIBOR Rate Loans, the obligation of Lenders to make LIBOR Rate Loans hereunder shall forthwith be cancelled and the Borrowers shall, if any affected LIBOR Rate Loans are then outstanding, promptly upon notice from Agent, either pay all such affected LIBOR Rate Loans or convert such affected LIBOR Rate Loans into Base Rate Loans. If any such payment or conversion of any LIBOR Rate Loan is made on a day that is not the last day of the Interest Period applicable to such LIBOR Rate Loan, the Borrowers shall pay Agent, upon Agent’s notice, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such LIBOR Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such LIBOR Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent to Administrative Borrower shall be conclusive absent manifest error.

2.3. Disbursement of Revolving Advance Proceeds.

All Revolving Advances shall be disbursed from whichever office or other place Agent or Lenders, as applicable, may designate from time to time. During the Term, the Borrowers may request, repay and reborrow Revolving Advances, all in accordance with the terms and conditions of this Agreement. The proceeds of each Revolving Advance requested by the Borrowers (or Administrative Agent on behalf of the Borrowers) or deemed to have been requested by the Borrowers (or Administrative Agent on behalf of the Borrowers) under Section 2.2(a) shall, subject to the terms and conditions of this Agreement with respect to requested Revolving Advances, be made available to the Borrowers on the day so requested by way of credit to the Borrowers’ operating account number [*] at JPMorgan Chase Bank, N.A. or such other account and bank as Administrative Borrower may designate following written notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by the Borrowers (or Administrative Borrower on behalf of the Borrowers), be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

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2.4. Intentionally Omitted.

2.5. Intentionally Omitted.

2.6. Repayment of Advances.

(a) The Revolving Advances shall be due and payable in full on the Termination Date subject to earlier prepayment as herein provided.

(b) The Borrowers recognize that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent’s consideration (subject to the last sentence of this clause (b)) to conditionally credit the Borrowers’ Account as of the Business Day on which Agent receives those items of payment, the Borrowers agree that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) Business Day after confirmation to Agent by the Blocked Account bank or Depository Account bank, as provided for in Section 4.15(h), that such items of payment have been collected in good funds and finally credited to Agent’s account. Without limiting the above provisions of this clause (b), Agent is not, however, required to credit the Borrowers’ Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge the Borrowers’ Account for the amount of any item of payment which is returned to Agent unpaid.

(c) All payments of principal, interest and other amounts payable hereunder and under each Other Document shall be made to Agent at the Payment Account not later than 12:00 p.m. (New York time) on the due date therefor (or, if such due date is not a Business Day, on the next Business Day) in lawful money of the United States of America in funds immediately available to Agent. Any payment received by Agent subsequent to 12:00 p.m. (New York time) on any Business Day (regardless of whether such payment is due on such Business Day) shall be deemed received by Agent, and shall be applied to the applicable Obligations intended to be paid thereby, on the next Business Day. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging the Borrowers’ Account or by making Revolving Advances as provided in Section 2.2.

(d) The Borrowers shall pay principal, interest, and all other amounts payable hereunder and under each Other Document without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

2.7. Repayment of Excess Advances.

The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable upon demand by Agent or Required Lenders, at the Payment Account.

2.8. Statement of Account.

Agent shall maintain, in accordance with its customary procedures, a loan account (the “Borrowers’ Account”) in the name of the Borrowers in which shall be recorded the date and amount of each Advance made by Lenders and the date and amount of each payment in respect thereof; provided, however, that, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Administrative Borrower a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and certain other transactions between Lenders and the Borrowers, during such month. The monthly statements shall be deemed correct and binding upon the Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and the Borrowers unless Agent receives a written statement of the Borrowers’ specific exceptions thereto within thirty (30) days after such statement is received by Administrative Borrower. The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.9. Letters of Credit.

Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of letters of credit (collectively, “Letters of Credit”) by the Issuer on behalf of the Borrowers; provided, however, that, Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (a) the outstanding Revolving Advances plus (b) outstanding Letters of Credit to exceed the lesser of (i) the Maximum Advance Amount and (ii) the Borrowing Base. The maximum amount of outstanding Letters of Credit shall not exceed $7,500,000 in the aggregate at any time. All outstanding reimbursement obligations and disbursements or payments related to Letters of Credit shall be deemed to be Base Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Base Rate Loans.

2.10. Issuance of Letters of Credit.

(a) Administrative Borrower may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent Issuer’s standard form of letter of credit application and, if requested, letter of credit security agreement (collectively, the “Letter of Credit Application”) and any draft, if applicable, completed to the satisfaction of Agent, together with such other certificates, documents and other papers and information as Agent or Issuer may reasonably request.

(b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of issuance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance, and in no event having an expiry date later than the Termination Date unless Loan Parties provide cash collateral equal to not less than one hundred five percent (105%) of the face amount thereof to be held by Agent pursuant to a cash collateral agreement in form and substance satisfactory to Agent.

(c) Agent shall use its reasonable efforts to notify Lenders of the request by Administrative Borrower for a Letter of Credit hereunder, but any failure to so notify Lenders shall not reduce any liability or mitigate any obligation of the Lenders hereunder.

2.11. Requirements For Issuance of Letters of Credit.

(a) In connection with the issuance of any Letter of Credit, each Borrower shall indemnify, save and hold Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any Issuer and expenses and reasonable attorneys’ fees incurred by Agent, any Lender or any Issuer arising out of, or in connection with, any Letter of Credit. The Borrowers shall be bound by Agent’s or Issuer’s regulations and good faith interpretations of any Letter of Credit, although this interpretation may be different from Borrowers’ own interpretation; and, neither Agent, nor any Lender, nor any Issuer shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following any Borrower’s instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit except for Agent’s, any Lender’s, or any Issuer’s willful misconduct.

(b) The Borrowers shall authorize and direct any Issuer of a Letter of Credit to deliver to Agent all related payment/acceptance advices, to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

(c) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, each Borrower, during the existence of an Event of Default, hereby appoints Agent, or its designee, as its attorney, with full power and authority (i) to sign and/or endorse each Borrower’s name upon any warehouse or other receipts, Letter of Credit Applications and acceptances; (ii) to sign each Borrower’s name on bills of lading; (iii) to clear Inventory through Customs in the name of each Borrower or Agent or Agent’s designee, and to sign and deliver to Customs officials powers of attorney in the name of each Borrower for such purpose; and (iv) to complete in each Borrower’s name or Agent’s, or in the name of Agent’s designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent’s or its attorney’s willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

(d) Each Lender, according to its Commitment Percentage, shall to the extent of the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in (i) each such unreimbursed reimbursement obligation, (ii) Agent’s credit support enhancement provided to the Issuer of any Letter of Credit and (iii) each Revolving Advance made as a consequence of the issuance of a Letter of Credit and all disbursements thereunder. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the amount permitted under Section 2.1(a), and such disbursement is not reimbursed by the Borrowers within two (2) Business Days, upon Agent’s demand each Lender shall pay to Agent such Lender’s proportionate share of such unreimbursed disbursement together with such Lender’s proportionate share of Agent’s unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from the Borrowers of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender’s pro rata share of such repayment. Each Lender’s participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letters of Credit issued hereunder remains outstanding and uncancelled and (C) Agent, Issuer and all Persons (other than the Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

2.12. Additional Payments/Protective Advances.

Any sums expended (a) by Agent or any Lender due to any Loan Party’s failure to perform or comply with its Obligations under this Agreement or any Other Document, or (b) by Agent to protect the Collateral or enhance the likelihood of repayment of the Obligations or any portion thereof (as determined by Agent in its sole discretion) may, at the sole discretion of Agent, be charged to the Borrowers’ Account as a Revolving Advance (regardless of whether or not the conditions specified in this Agreement for the making of a Revolving Advance have been satisfied, including, without limitation, Section 8.2) and added to the Obligations, and each Lender shall be obligated in connection therewith as if such conditions had been satisfied (including, without limitation, to fund its Commitment Percentage of such Revolving Advances). Such sums charged to the

Borrowers’ Account as a Revolving Advance (collectively, “Protective Advances”), exclusive of amounts advanced pursuant to Section 16.2(d), shall not exceed $3,000,000 without the consent of each of the Lenders.

2.13. Manner of Borrowing and Payment.

(a) Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders.

(b) Each payment (including each prepayment) by the Borrowers on account of the principal of the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees shall be made without setoff or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Account, in each case on or prior to 1:00 p.m. (New York time), in Dollars and in immediately available funds.

(c) Notwithstanding anything to the contrary contained in Sections 2.13(a) and 2.13(b) or any other provision of this Agreement, commencing with the first Business Day following the Closing Date, each or any borrowing of Advances may, in the sole discretion of Agent, be advanced by Agent (on behalf of the Lenders) and each payment by the Borrowers on account of Advances shall be applied first to those Advances advanced by Agent. Alternatively, Agent may request that each Lender, and each Lender shall on or before 1:00 p.m. (New York time) on the requested borrowing date, transfer in immediately available funds to Agent its Commitment Percentage of such requested borrowing. On each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (i) if a Lender’s balance of the Advances (including Protective Advances) exceeds such Lender’s Commitment Percentage of the Advances (including Protective Advances) as of a Settlement Date, then Agent shall transfer in immediately available funds to a deposit account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Commitment Percentage of the Advances (including Protective Advances) and (ii) if a Lender’s balance of the Advances (including Protective Advances) is less than such Lender’s Commitment Percentage of the Advances (including Protective Advances) as of a Settlement Date, such Lender shall transfer in immediately available funds to the Agent an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Commitment Percentage of the Advances (including Protective Advances).

(d) A Lender shall be entitled to earn interest at the applicable Revolving Interest Rate on outstanding Revolving Advances which it has funded for the periods in which such Revolving Advance was so funded by such Lender. Agent shall be entitled to earn interest at the applicable Revolving Interest Rate on outstanding Revolving Advances (including Protective Advances) which it has funded for the periods in which such Revolving Advance (including Protective Advances) was so funded by Agent.

(e) Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Revolving Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

(f) If any Lender or Participant (a “Benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of Lenders; provided, however, that, if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(g) Unless Agent shall have been notified in writing prior to the making of any Advance, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make (and such Lender unconditionally shall be obligated to make) such amount available to Agent on or prior to the next Settlement Date and, in reliance upon such assumption, make available to the Borrowers a corresponding amount. Agent will promptly notify Administrative Borrower of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to

Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (g) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from the Borrowers; provided, however, that, Agent’s right to such recovery shall not prejudice or otherwise adversely affect the Borrowers’ rights (if any) against such Lender.

2.14. Mandatory Prepayments.

(a) When any Loan Party sells or otherwise disposes of any Collateral, Loan Parties shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. Such repayments shall be applied to the Advances and shall not reduce the Maximum Advance Amount (except to the extent any prepayment would otherwise be required by the Senior Secured Note Documents), subject to the Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof. Notwithstanding the foregoing, unless and until an Event of Default has occurred and is continuing, Loan Parties may sell or otherwise dispose of Collateral not to exceed $500,000 in the aggregate in any fiscal year and retain such net proceeds solely to acquire replacement Collateral without making a mandatory prepayment hereunder so long as (1) the fair market value of the acquired Collateral is equal to or greater than the fair market value of the Collateral which was sold or otherwise disposed, (2) the acquired Collateral is purchased by the applicable Loan Party within thirty (30) days of the sale or other disposal of the Collateral, (3) the acquired Collateral shall be deemed to be acceptable Collateral by Agent in its reasonable discretion, (4) the acquired Collateral shall be subject to Agent’s first priority security interest created hereunder (unless such Collateral is Excluded Collateral), and (5) until such time as the proceeds are used to acquire such replacement Collateral, at Agent’s option, either (x) such proceeds shall be held by Agent as cash collateral for the Obligations pursuant to terms acceptable to Agent in its sole discretion or (y) such proceeds shall be applied as a repayment of Revolving Advances and a Reserve against loan availability under Section 2.1(a) in the amount of such repayment shall be established. Such cash collateral or loan availability Reserve, as the case may be, shall be released by Agent only in connection with the making of a Revolving Advance to be used by the Borrowers solely for the purposes of funding the acquisition of replacement Collateral pursuant to the terms of this Section 2.14; provided, however, that, nothing contained herein shall waive or modify any conditions to the making of Revolving Advances or any other provisions of this

Agreement. If a Loan Party fails to meet the conditions set forth above, the Loan Parties hereby authorize Agent and Lenders to apply the proceeds held by Agent as a prepayment of the Advances in the manner set forth above. The provisions of this Section 2.14(a) shall not be deemed to be implied consent to any such sale or disposition otherwise prohibited by the terms and conditions of this Agreement.

(b) Within 1 Business Day of the date of receipt by any Borrower or any of its Subsidiaries of any Extraordinary Receipts, Borrowers shall prepay the outstanding amount of the Advances in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.

(c) Within 1 Business Day of the date of the issuance by any Borrower or any of its Subsidiaries of any shares of its or their Stock (other than (i) in the event that any Borrower or any of their respective Subsidiaries forms any Subsidiary in accordance with the terms hereof, the issuance by such Subsidiary of Stock to a Borrower or such Subsidiary, as applicable, and (ii) the issuance of Stock of VEC to directors, officers and employees of a Borrower and any of their respective Subsidiaries pursuant to employee stock option plans (or other employee incentive plans or other compensation arrangements) approved by the board of directors of VEC), Borrowers shall prepay the outstanding amount of the Advances in an amount equal to 100% of the net cash proceeds received by such Person in connection with such issuance. The provisions of this Section 2.14(c) shall not be deemed to be implied consent to any such issuance otherwise prohibited by the terms and conditions of this Agreement.

(d) Subject to the provisions of Section 4.11, Agent shall apply the proceeds of any insurance settlements from casualty losses which are received by Agent to the outstanding Advances, subject to the Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof.

2.15. Use of Proceeds.

The Borrowers shall use the initial proceeds of the Revolving Advances and Letters of Credit hereunder only for: (a) payments to each of the Persons listed in the disbursement direction letter furnished by the Borrowers to Agent on or about the Closing Date and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the Other Documents. All other Revolving Advances made or Letters of Credit provided to or for the benefit of the Borrowers pursuant to the provisions hereof shall be used by the Borrowers only for general operating, working capital and other proper corporate purposes of the Borrowers not otherwise prohibited by the terms hereof. Further, none of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Advances to be considered a “purpose credit” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

2.16. Defaulting Lender.

(a) Notwithstanding anything to the contrary contained herein, in the event any Lender (i) has refused (if the refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (ii) notifies either Agent or Administrative Borrower that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a “Lender Default”), all rights and obligations hereunder of such Lender (a “Defaulting Lender”) as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.16 while such Lender Default remains in effect.

(b) The obligations of each Lender to make Advances shall continue to be based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on their respective Commitment Percentages; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender (and instead shall be applied to the Advances of the Lenders that are not Defaulting Lenders) at any time when, and to the extent that, the aggregate amount of Advances of any Lender that is not a Defaulting Lender exceeds such Lender that is not a Defaulting Lender’s Commitment Percentage of all Advances then outstanding.

(c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to any Defaulting Lender and, solely for the purposes of the definition of “Required Lenders”, no Defaulting Lender shall be deemed to be a Lender or to have either Advances outstanding or a Commitment Percentage.

(d) Other than as expressly set forth in this Section 2.16, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.16 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which the Borrowers, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, then, from and after the date on which such cure has been so effected, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender that is not a Defaulting Lender under this Agreement.

2.17. Joint and Several Liability.

(a) All Borrowers shall be liable, on a joint and several basis, for all Obligations, including, without limitation, all amounts due to Agent and Lenders under this Agreement and the Other Documents, regardless of which Borrower actually receives the Advances or other proceeds of the Obligations or the manner in which Agent and Lenders account for such Advances or other Obligations on its books and records or for any other reason. The Obligations with respect to Advances made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to Advances made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of all Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Advances or other Obligations shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (ii) the absence of any attempt to collect the Obligations from the other Borrowers or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Agent or Lenders with respect to any provisions of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to Agent or Lenders, (iv) the failure by Agent, Lenders or any other Person to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrowers, (v) the election of Agent, Lenders or any other Person in any proceeding instituted under Title 11 of the United States Code, as amended (“Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) the disallowance of all or any portion of the claim(s) of Agent, Lenders or any other Person for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (vii) any other circumstances which might constitute a legal or equitable discharge or defense of the other Borrowers. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Advances, Letters of Credit or other Obligations, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Agent, Lenders or any other Person now has or may hereafter have against Borrowers, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Agent, Lenders or any other Person. Upon any Event of Default and for so long as the same is continuing, Agent and Lenders may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that none of Agent, Lenders or any other Person shall be under any obligation to marshal any assets in favor of Borrower(s) or any other Person or against or in payment of any or all of the Obligations.

(b) Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement.

2.18. Interrelated Businesses.

Loan Parties hereby represent and warrant to Agent and Lenders that (a) Borrowers make up a related organization of various entities constituting a single economic and business enterprise so that Borrowers share an identity of interests such that any benefit received by any one of them benefits the others; (b) certain of Borrowers render services to or for the benefit of other Borrowers, as the case may be, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Borrowers (including, inter alia, the payment by Borrowers of creditors of the other Borrowers and guarantees by Borrowers of indebtedness of the other Borrowers and provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers), and (c) Borrowers have centralized accounting and legal service, common officers and directors and are identified to creditors as a single economic and business enterprise.

2.19. Appointment of Administrative Borrower as Agent for Requesting Advances and Receipts of Advances and Statements.

(a) Each Borrower hereby irrevocably appoints and constitutes Administrative Borrower as its agent to request and receive Revolving Advances pursuant to this Agreement and the Other Documents from Agent or any Lender in the name or on behalf of such Borrower. Agent and Lenders may disburse the Revolving Advances to such bank account of Administrative Borrower or a Borrower or otherwise and provide such Letters of Credit to a Borrower as Administrative Borrower may designate or direct, without notice to any other Borrower or Loan Party. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Revolving Advances be disbursed directly to an operating account of a Borrower or to any other Person.

(b) Administrative Borrower hereby accepts the appointment by the Borrowers to act as the agent of the Borrowers pursuant to this Section 2.19. Administrative Borrower shall ensure that the disbursement of any Advances to each Borrower requested by or paid to or for the account of the Borrowers, or the issuance of any Letters of Credit for a Borrower hereunder, shall be paid to or for the account of such Borrower.

(c) Each Borrower and Guarantor hereby irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the Other Documents.

(d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by Administrative Borrower shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower or Guarantor.

(e) No purported termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to Agent.

3. INTEREST AND FEES.

3.1. Interest.

Interest on Advances shall be payable to Agent for the benefit of Lenders in arrears on the first day of each month with respect to Base Rate Loans and, with respect to LIBOR Rate Loans, in arrears at the end of each Interest Period or, for LIBOR Rate Loans with an Interest Period of six months, three months following the commencement of such Interest Period and at the end of such Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding at a rate per annum equal to with respect to Revolving Advances, the applicable Revolving Interest Rate; it being understood that except as expressly provided herein Letters of Credit shall not accrue interest. Concurrent with any increase or decrease in the Base Rate, the Revolving Interest Rate for Base Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Base Rate. At the election of Agent or the Required Lenders, upon and after the occurrence of an Event of Default, and during the continuation thereof, (i) the outstanding Revolving Advances and all other Obligations other than LIBOR Rate Loans shall bear interest at the Revolving Interest Rate for Base Rate Loans plus two (2) percentage points per annum and (ii) LIBOR Rate Loans shall bear interest at the Revolving Interest Rate for LIBOR Rate Loans plus two (2) percentage points per annum (as applicable, the “Default Rate”). At the election of Agent or the Required Lenders, such Default Rate shall be applied retroactively to commence on the date of the first occurrence of the event giving rise to such Event of Default.

3.2. Letter of Credit Fees; Cash Collateral.

(a) The Borrowers shall pay (i) to Agent, for the benefit of Lenders according to their Commitment Percentages, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by the Applicable Margin for LIBOR Rate Loans, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and for so long as any Letter of Credit remains outstanding, and (ii) to Agent for the benefit of the Issuer, any and all fees and expenses as agreed upon by the Issuer and the Borrowers in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the “Letter of Credit Fees”). Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer’s prevailing charges for that type of transaction. At the election of Agent or the Required Lenders, upon the occurrence of an Event of Default, and during the continuation thereof, Agent may, and at the direction of the Required Lenders Agent shall, increase the Letter of Credit Fees by two (2) percentage points per annum. At the election of Agent or the Required Lenders, such increased Letter of Credit Fee shall be applied retroactively to commence on the first date of the occurrence of the event giving rise to such Event of Default. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

(b) (i) At the election of Agent or the Required Lenders, at any time when a Default or an Event of Default has occurred and is continuing and (ii) on the Termination Date, the Borrowers will cause cash to be deposited and maintained in a non-interest bearing account with Agent, as cash collateral, in an amount equal to one hundred and five (105) percentage points of the outstanding Letters of Credit and, if requested by Agent, Bank Product Obligations, and the Borrowers hereby irrevocably authorize Agent, in its discretion, on the Borrowers’ behalf and in the Borrowers’ or Agent’s name, to open such an account and to make and maintain deposits therein, or in an account opened by the Borrowers, in the amounts required to be made by the Borrowers, out of the proceeds of Receivables or other Collateral or out of any other funds of the Borrowers coming into any Lender’s possession at any time. The Borrowers may not withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and all Letters of Credit and, if applicable, Bank Product Obligations, have expired or been cancelled.

3.3. Loan Fees.

(a) Unused Line Fee. If, for any month during the Term, the average daily unpaid balance of the Revolving Advances for each day of such month does not equal the Maximum Advance Amount, then the Borrowers shall pay to Agent, for the ratable benefit of Lenders according to their Commitment Percentages, a fee at a rate equal to one half of one percent (0.50%) per annum on the amount by which the Maximum Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Agent in arrears on the first day of each month, commencing April 1, 2009.

(b) Servicing Fee. The Borrowers shall pay to Agent, for its own account (and not for the account of any Lender), a servicing fee in an amount equal to $5,000 per month on the Closing Date and on the fist day of each month thereafter during the Term. The servicing fee shall be deemed earned in full on the date when the same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

(c) Closing Fee. The Borrowers shall pay to Agent, for the ratable benefit of Lenders party hereto on the Closing Date according to their Commitment Percentages, a closing fee in an amount equal to $115,000 on the Closing Date. The closing fee shall be deemed earned in full on the date when the same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

(d) Success Fee. The Borrowers shall pay to Agent, for its own account (and not for the account of any Lender), a success fee in an amount equal to the greater of (i) $500,000 and (ii) two and one half (2.5) percentage points of the Maximum Credit then in effect immediately upon the occurrence of any of the following events: (x) a Change of Control (it being understood that a Change of Control is not permitted by this Agreement), (y) the Obligations are paid in full prior to the last day of the Potential Three Year Term (other than after all or any portion of the Obligations have been declared due and payable by the Agent or the Required Lenders, or the Agent or the Required Lenders have terminated or limited the obligation of Lenders to make Advances, each pursuant to Section 11.1 hereof), or (z) the purchase option under Section 16 of the Intercreditor Agreement is exercised. The success fee shall be deemed earned in full on the date when the same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

3.4. Intentionally Omitted.

3.5. Computation of Interest and Fees.

Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed, except that interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as applicable, and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Revolving Interest Rate for Base Rate Loans during such extension.

3.6. Maximum Charges.

In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by the Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to the Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.7. Increased Costs.

In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where any Lender makes or maintains any LIBOR Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of any Lender by the jurisdiction in which it maintains its principal office);

(b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c) impose on any Lender any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to any Lender of making, renewing or maintaining its Advances hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances, then, in any case the Borrowers shall promptly pay such Lender, upon its demand, such additional amount as will compensate such Lender for such additional cost or such reduction, as the case may be. Such Lender shall certify the amount of such additional cost or reduced amount to Administrative Borrower and Agent, and such certification shall be conclusive absent manifest error.

3.8. Basis For Determining Interest Rate Inadequate or Unfair.

In the event that Agent or any Lender shall have determined that:

(a) reasonable means do not exist for ascertaining LIBOR applicable pursuant to Section 2.2 for any Interest Period; or

(b) Dollar deposits in the relevant amount and for the relevant maturity are not available to Agent or such Lender in the London interbank market, with respect to an outstanding LIBOR Rate Loan, a proposed LIBOR Rate Loan, or a proposed conversion of a Base Rate Loan into a LIBOR Rate Loan; or

(c) the LIBOR for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to Agent or any Lender of funding such LIBOR Rate Loan,

then Agent, on behalf of itself or at the direction of such Lender, shall give the Administrative Borrower prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested LIBOR Rate Loan shall be made as a Base Rate Loan, unless Administrative Borrower shall notify Agent no later than 10:00 a.m. (New York time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing (A) shall be cancelled, (B) shall be made as a LIBOR Rate Loan with a different Interest Period for which LIBOR can be ascertained (if such notice is given solely with respect to clause (a) above), (C) shall be made as a LIBOR Rate Loan with a different Interest Period which is available in the London interbank market to Agent or such Lender (if such notice is given solely with respect to clause (b) above) or (D) shall be made as a LIBOR Rate Loan with a different Interest Period which does adequately and fairly reflect the cost to Agent or such Lender (if such notice is given solely with respect to clause (c) above), and (ii) any Base Rate Loan or LIBOR Rate Loan which was to have been converted to an affected type of LIBOR Rate Loan shall be continued as or converted into a Base Rate Loan, or, if Administrative Borrower shall notify Agent, no later than 10:00 a.m. (New York time) two (2) Business Days prior to the proposed conversion, such Base Rate Loan or LIBOR Rate Loan, (A) shall be continued or converted as a LIBOR Rate Loan with a different Interest Period for which LIBOR can be ascertained (if such notice is given solely with respect to clause (a) above), (B) shall be continued or converted as a LIBOR Rate Loan with a different Interest Period which is available in the London interbank market to Agent or such Lender (if such notice is given solely with respect to clause (b) above) or (C) shall be continued or converted as a LIBOR Rate Loan with a different Interest Period which does adequately and fairly reflect the cost to Agent or such Lender (if such notice is given solely with respect to clause (c) above), and (iii) any outstanding affected LIBOR Rate Loans shall be converted into a Base Rate Loan, or, if Administrative Borrower shall notify Agent, no later than 10:00 a.m. (New York time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected LIBOR Rate Loan, shall be converted into (A) a LIBOR Rate Loan with a different Interest Period for which LIBOR can be ascertained (if such notice is given solely with respect to clause (a) above), (B) a LIBOR Rate Loan with a different Interest Period which is available in the London interbank market to Agent or such Lender (if such notice is given solely with respect to clause (b) above) or (C) a LIBOR Rate Loan with a different Interest Period which does adequately and fairly reflect the cost to Agent or such Lender (if such notice is given solely with respect to clause (c) above). Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of LIBOR Rate Loan or maintain outstanding affected LIBOR Rate Loans and the Borrowers (or Administrative Borrower on behalf of Borrowers) shall have no right to convert a Base Rate Loan or an unaffected type of LIBOR Rate Loan into an affected type of LIBOR Rate Loan.

3.9. Capital Adequacy.

(a) In the event that any Lender (for purposes of this Section 3.9, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling any Lender) shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender and the office or branch where any Lender (as so defined) makes or maintains any LIBOR Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Lender’s capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration each Lender’s policies with respect to capital adequacy), then, from time to time, the Borrowers shall pay upon demand to such Lender such additional amount or amounts as will compensate such Lender for such reduction. In determining such amount or amounts, such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

(b) A certificate of such Lender setting forth such amount or amounts as shall be necessary to compensate such Lender with respect to Section 3.9(a) when delivered to Administrative Borrower and Agent shall be conclusive absent manifest error.

3.10. Withholding Taxes.

Except as otherwise required by law and subject to Section 16.3 hereof, each payment by the Borrowers or the Guarantors under this Agreement or the Other Documents shall be made without withholding for or on account of any present or future taxes (other than income taxes or similar levies on or incurred by the recipient) imposed by or within the jurisdictions in which the Borrowers or Guarantors are domiciled, any jurisdiction from which the Borrowers or Guarantors make any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required (unless and to the extent the same is being contested or disputed by the Borrowers or Guarantors in good faith), the Borrowers or Guarantors, as applicable, shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by Agent and each Lender free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Agent or such Lender (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any such taxes, penalties or interest, the Borrowers and Guarantors shall reimburse the Agent or such Lender for that payment on demand in the currency in which such payment was made. If the Borrowers or Guarantors pay any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Agent or Lender on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment.

4. GRANT OF SECURITY INTEREST; COLLATERAL COVENANTS.

4.1. Security Interest in the Collateral.

To secure the prompt payment and performance of the Obligations to Agent, each Issuer, each Lender and Bank Product Provider, each Loan Party hereby assigns, pledges and grants to Agent, for the ratable benefit of Agent, each Issuer, each Lender and Bank Product Provider, a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Loan Party shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent’s security interest and shall cause its financial statements, where applicable, to reflect such security interest.

4.2. Perfection of Security Interest.

(a) Each Loan Party shall take all action that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s Lien in the Collateral, in all cases subject to Permitted Encumbrances.

(b) Agent may at any time and from time to time file in accordance with Section 9-509 of the UCC, financing statements and amendments thereto that describe the Collateral as “all assets” or similar language of the applicable

Loan Party and which contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statements, continuation statements or amendments. Each Loan Party agrees to furnish any such information to Agent promptly upon any reasonable request.

(c) Each Loan Party shall, at any time and from time to time, take such steps as Agent may reasonably request (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for Agent, (ii) to obtain “control” of any letter-of-credit rights, deposit accounts or electronic chattel paper (as such terms are defined in the UCC with corresponding provisions thereof defining what constitutes “control” for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (iii) otherwise to insure the continued perfection and priority of Agent’s security interest in any of the Collateral for the benefit of the Lenders and of its rights therein, in all cases subject to Permitted Encumbrances. If any Loan Party shall at any time, acquire a “commercial tort claim” (as such term is defined in the UCC) in excess of $25,000, such Loan Party shall promptly notify Agent thereof in writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to Agent, such Loan Party shall be deemed to thereby grant to Agent, for the ratable benefit of Agent, each Issuer, each Lender and Bank Product Provider (and each Loan Party hereby grants to Agent, for the ratable benefit of Agent, each Issuer, each Lender and Bank Product Provider) a Lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

(d) Each Loan Party hereby confirms and ratifies all UCC financing statements filed by Agent with respect to such Loan Party on or prior to the date of the Agreement.

(e) All reasonable charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to the Borrowers’ Account as a Revolving Advance and added to the Obligations, or, at Agent’s option, shall be paid by Loan Parties to Agent immediately upon demand.

4.3. Disposition of Collateral/Assets.

No Loan Party or any of their Subsidiaries shall, directly or indirectly, without the prior written consent of Agent, sell, assign, lease, transfer, abandon or otherwise dispose of any of its assets or properties (including, without limitation, the Collateral) to any other Person (each, a “Disposition”), except (a) the sale of Inventory and the licensing of intellectual property, each in the ordinary course of business, (b) (i) the abandonment of any copyrights, trademarks or patents (or any applications therefor) that any Loan Party determines in good faith to be unnecessary or obsolete, or (ii) the abandonment or other disposition of worn out or obsolete Equipment, in each case with respect to the foregoing clauses (i) and (ii), if (x) such Disposition is made in accordance with the reasonable business judgment of the Loan Party owning such assets, (y) the fair market value of such assets does not exceed $250,000 in the aggregate in any fiscal year and (z) the Disposition is permitted under the Senior Secured Note Indenture and will not result in a required prepayment of any or commitment reductions with respect to any Indebtedness pursuant to the terms of the Senior Secured Note Documents, and (c) so long as no Default or Event of Default shall have occurred and be continuing, the sale or other disposition of Collateral consisting of Equipment and/or Real Property having a fair market value not to exceed $500,000 in the aggregate in any fiscal year so long as (i) at least seventy-five (75%) percent of the consideration payable on account thereof shall consist of cash and/or Cash Equivalents, (ii) all or a substantial portion of the net cash proceeds from such Disposition are utilized to acquire replacement Collateral consisting of Equipment, (iii) the fair market value of the acquired Collateral is equal to or greater than the fair market value of the Collateral which was Disposed of, (iv) the acquired Collateral is purchased by the applicable Loan Party within one hundred eighty (180) days after the consummation of the Disposition of the Collateral, (v) the acquired Collateral shall be deemed to be acceptable Collateral by Agent in its reasonable discretion, (vi) the acquired Collateral shall be subject to Agent’s first priority Lien created hereunder in the case of all Collateral consisting of acquired Equipment and, in the case of any acquired Real Property, shall be subject to Agent’s first priority Lien only to the extent that such acquired Real Property replaces Real Property on which Agent held a mortgage or deed of trust on the Real Property so replaced, in each case subject to Permitted Encumbrances, (vii) such Disposition does not result in a required prepayment of the Senior Secured Notes pursuant to Section 4.12 of the Senior Secured Indenture, or require a permanent reduction of the Maximum Advance Amount and (viii) the proceeds of such Disposition shall be held or applied in accordance with Section 2.14.

4.4. Preservation of Collateral.

Following the occurrence of a Default or Event of Default, in addition to the rights and remedies set forth in Section 11.1, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent’s Lien in and to preserve the Collateral, including, without limitation, the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any Loan Party’s premises a custodian who shall have full authority to do all acts necessary to protect Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Loan Party’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Loan Party’s owned or leased property; and (f) shall have a non-exclusive, royalty-free, license to use each Loan Party’s Intellectual Property for the purposes of the completion, processing and sale of such Loan Party’s Inventory and other assets. Each Loan Party shall cooperate fully with all of Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent’s expenses of preserving the Collateral, including, without limitation, any expenses relating to any actions by Agent described in this Section 4.4, may, at the election of the Agent, be charged to the Borrowers’ Account and added to the Obligations.

4.5. Ownership of Collateral.

At the time the Collateral becomes subject to Agent’s Lien: (a) each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority Lien (subject to Permitted Encumbrances) in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances, the Collateral shall be free and clear of all Liens and encumbrances whatsoever; and (b) each Loan Party’s books and records, Equipment, Inventory and all other assets (other than motor vehicles) shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent, except with respect to the sale of Inventory in the ordinary course of business and the sale of Equipment to the extent permitted in Section 4.3.

4.6. Defense of Agent’s and Lenders’ Interests.

Until the occurrence of the Termination Date and the payment and performance in full of all of the Obligations, Agent’s Liens in the Collateral shall continue in full force and effect. For so long as Agent’s Liens in the Collateral continue in full force and effect, no Loan Party shall, without Agent’s prior written consent, pledge, assign, transfer, create or suffer to exist a Lien upon any part of the Collateral, except for Permitted Encumbrances. Each Loan Party shall defend Agent’s Liens in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations in accordance with Section 11.1, in addition to and not in limitation of Agent’s rights and remedies set forth in Section 11.1: (a) Agent shall have the right to take possession of the indicia of the Collateral and the Collateral, (b) Loan Parties shall, upon Agent’s demand, assemble the Collateral in the best manner possible and make it available to Agent at a place reasonably convenient to Agent, and (c) each Loan Party shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments of such Loan Party to deliver same to Agent and/or subject to Agent’s order and if they shall come into any Loan Party’s possession, all such Collateral shall be held by such Loan Party in trust as Agent’s trustee, and such Loan Party will immediately deliver such Collateral to Agent in their original form, together with any necessary endorsement.

4.7. Books and Records.

Each Loan Party (other than the Inactive Subsidiaries) shall, and shall cause each of its Subsidiaries to, (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business.

All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Loan Parties.

4.8. Financial Disclosure.

Each Loan Party hereby irrevocably authorizes and directs all Accountants and auditors employed by such Loan Party at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of the Loan Party’s financial statements, trial balances or other accounting records of any sort in the Accountant’s or auditor’s possession, and to disclose to Agent and each Lender any information such Accountants may have concerning such Loan Party’s financial status and business operations. Each Loan Party hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to such Loan Party, whether made by such Loan Party or otherwise. Notwithstanding the foregoing authorization, so long as no Default or Event if Default is in existence, Agent and each Lender will attempt to obtain such information or materials directly from such Loan Party prior to obtaining such information or materials from such Accountants, auditors or such authorities.

4.9. Compliance with Laws.

Each Loan Party shall, and shall cause each of its Subsidiaries to, comply in all material respects with all acts, rules, regulations and orders of any Governmental Body applicable to its respective Collateral or any part thereof or to the operation of such Person’s business the non-compliance with which could reasonably be expected to have a Material Adverse Effect. Each Loan Party may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner; provided, that, any related Lien is inchoate or stayed and, at Agent’s option, sufficient Reserves are established to the reasonable satisfaction of Agent to protect Agent’s Lien in the Collateral. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

4.10. Inspection of Premises.

At any time during the existence of an Event of Default, and otherwise at all reasonable times during normal business hours, Agent and each Lender shall have the right (a) to audit, check, inspect and make abstracts and copies from each Loan Party’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party’s business and (b) to enter, or to have their agents enter, upon any of Loan Party’s premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Loan Party’s business.

4.11. Insurance.

Each Loan Party shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Loan Party’s own cost and expense, each Loan Party shall, and shall cause each of its Subsidiaries to, maintain insurance in amounts, types and with carriers in each case acceptable to Agent. Without limiting the foregoing, each Loan Party shall (other than the Inactive Subsidiaries), and shall cause each of its Subsidiaries to, (a) keep all its insurable properties insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, not less than as is customary in the case of companies engaged in businesses similar to such Loan Party’s business, including, without limitation, business interruption insurance; (b) maintain liability insurance against claims for personal injury, death or property damage suffered by others; and (c) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Loan Party is engaged in business. Each Loan Party shall (i) furnish Agent with copies of all policies and evidence of the maintenance of such policies required hereby upon the request of Agent and (ii) cause all such policies to include appropriate loss payable endorsements, and/or additional insured endorsements, in form and substance satisfactory to Agent, providing with respect to loss payable endorsements that (A) all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days’ prior written notice is given to Agent. If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Agent jointly, Agent may endorse such Loan Party’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash and apply the same in accordance with this Agreement.

4.12. Failure to Pay Insurance.

If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, at its option, may obtain such insurance and pay the premium therefor for the Borrowers’ Account, and charge the Borrowers’ Account therefor and such expenses so paid shall be part of the Obligations.

4.13. Payment of Taxes.

Each Loan Party will, and will cause each of its Subsidiaries to, pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Person or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes, except (a) to the extent that any Loan Party has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding and (b) with respect to the Inactive Subsidiaries only, taxes, assessments and other Charges which in the aggregate do not exceed $50,000; provided, that, in the case of clause (a) above any related tax Lien is stayed and sufficient Reserves are established to the reasonable satisfaction of Agent to protect

Agent’s Lien on the Collateral. If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between any such Person and Agent or any Lender with respect to which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent’s or any Lender’s opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Loan Parties pay such taxes, assessments or other Charges and each Loan Party hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any taxes, assessments or Charges to the extent that any Loan Party has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding; provided, that, any related tax Lien is stayed and sufficient Reserves are established to the reasonable satisfaction of Agent to protect Agent’s Lien on the Collateral. The amount of any payment by Agent under this Section 4.13 may, at the election of Agent, be charged to the Borrowers’ Account and added to the Obligations and, until Loan Parties shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Loan Parties’ credit and Agent shall retain its security interest in any and all Collateral held by Agent.

4.14. Intentionally Omitted.

4.15. Accounts and other Receivables.

(a) Nature of Accounts. Each of the Accounts shall be (i) a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to work, labor or services theretofore rendered by a Loan Party as of the date each Account is created and (ii) shall be due and owing in accordance with the invoice evidencing such Accounts without dispute, setoff or counterclaim, except as may be stated on the accounts receivable schedules delivered by Loan Parties to Agent.

(b) Solvency of Customers. Each Customer, to the best of each Loan Party’s knowledge, as of the date each Account is created, is and will be Solvent and able to pay all Accounts on which the Customer is obligated in full when due or with respect to such Customers of any Loan Party who are not Solvent such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Accounts.

(c) Locations of Loan Party. Each Loan Party’s chief executive office is located at the addresses set forth on Schedule 4.15(c). Until written notice is given to Agent by the Administrative Borrower of any other office at which any Loan Party keeps its records pertaining to Accounts and the other Receivables, all such records shall be kept at such executive office.

(d) Collection of Accounts and other Receivables. Until any Loan Party’s authority to do so is terminated by Agent (which notice of termination Agent may give at any time following the occurrence and during the continuance of an Event of Default), each Loan Party will, at such Loan Party’s sole cost and expense, collect all amounts received on Accounts and other Receivables. From and after the occurrence and during the continuance of an Event of Default, upon Agent’s demand, each Loan Party shall deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness at any time received by Loan Parties.

(e) Notification of Assignment of Accounts and other Receivables; Verification. Agent shall have the right (i) after the occurrence and during the continuation of an Event of Default to send notice of the assignment of, and Agent’s security interest in, the Accounts to any and all Customers or any third party holding or otherwise concerned with any of the Collateral and (ii) whether or not a Default or Event of Default exists, at any time, in the name of Agent, any designee of Agent or any Borrower or any other Loan Party, to verify the validity, amount or any other matter relating to any Accounts and other Receivables of any Borrower or any other Loan Party by mail, telephone or otherwise. Each Borrower shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process. Following the occurrence and during the continuance of any Event of Default, at its option, Agent shall have the exclusive right to collect the Accounts and other Receivables, take possession of the Collateral, or both. Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone and telecopy, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to the Borrowers’ Account and added to the Obligations.

(f) Power of Agent to Act on Loan Parties’ Behalf. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Accounts and other Receivables, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Loan Party hereby constitutes Agent or Agent’s designee as such Loan Party’s attorney with power (i) to endorse such Loan Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) following the occurrence and during the continuance of an Event of Default, to sign such Loan Party’s name on any invoice or bill of lading relating to any of the Accounts and other Receivables, drafts against Customers and assignments; (iii) to send verifications of Accounts and other Receivables to any Customer or Person and to sign such Loan Party’s name on any verifications of Accounts or other Receivables; (iv) to sign such Loan Party’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; (v) after the occurrence and during the continuance of an Event of Default, to demand payment of the Accounts and other Receivables; (vi) after the occurrence and during the continuance of an Event of Default, to enforce payment of the Accounts and other Receivables by legal proceedings or otherwise; (vii) after the occurrence and during the continuance of an Event of Default, to exercise all of Loan Parties’ rights and remedies with respect to the collection of the Accounts and any other Collateral; (viii) after the occurrence and during the continuance of an Event of Default, to settle, adjust, compromise, extend or renew the Accounts and other Receivables; (ix) after the occurrence and during the continuance of an Event of Default, to settle, adjust or compromise any legal proceedings brought to collect Accounts and other Receivables; (x) after the occurrence and during the continuance of an Event of Default, to prepare, file and sign such Loan Party’s name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign such Loan Party’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts; and (xii) after the occurrence and during the continuance of an Event of Default, to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid and this Agreement has not been terminated. Agent shall have the right at any time following the occurrence of an Event of Default or Default, to change the address for delivery of mail addressed to any Loan Party to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Loan Party.

(g) No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts, other Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence and at any time during the continuance of a Default or Event of Default, Agent may, without notice or consent from any Loan Party, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Accounts, other Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence of an Event of Default or Default the return of the goods represented by any of the Accounts and other Receivables, without notice to or consent by any Loan Party, all without discharging or in any way affecting any Loan Party’s liability hereunder.

(h) Establishment of a Lockbox Account, Dominion Account; Cash Dominion. As of the Closing Date and at all times thereafter, Loan Parties shall establish and maintain a lockbox account, dominion account or such other “blocked account” (collectively, the “Blocked Accounts”) with such bank as may be selected by Loan Parties and be acceptable to Agent and, at such time and at all times thereafter, all proceeds of Collateral and all other cash and Cash Equivalents of the Loan Parties (other than amounts on deposit in Restricted Accounts) shall at all times be deposited by Loan Parties, and the Loan Parties shall cause their Customers to at all times send payments on all Accounts and other Receivables, into the Blocked Accounts. The Blocked Accounts, and any other deposit accounts or securities accounts of any Loan Party (other than Restricted Accounts) shall be governed by “control” or other agreements in form and substance acceptable to Agent satisfactory to establish Agent’s perfection and rights in such Blocked Accounts or other accounts under the UCC. All invoices for sales of Inventory or services shall contain the address of the Blocked Accounts as the address for remittance of payment. The “control” agreement covering the Blocked Accounts and any other deposit accounts and securities accounts (other than Restricted Accounts) shall provide that such bank or other institution shall comply with the instructions given by Agent with respect to the Blocked Accounts and any other deposit accounts and securities accounts (other than Restricted Accounts) and funds therein without further consent by Loan Parties, that the proceeds of Collateral and other funds deposited into such Blocked Accounts and any other deposit accounts and securities accounts (other than Restricted Accounts and Springing Accounts) shall be transferred on a daily basis by such bank or other institution to the Payment Account or such other account as may be designated by Agent and that such bank or other institution shall waive any offset rights against the funds so deposited into such Blocked Accounts and any other deposit accounts and securities accounts (other than Restricted Accounts), subject to exceptions to such waiver of offset rights as shall be acceptable to Agent. Neither Agent nor any Lender assumes any responsibility for any Blocked Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, upon the occurrence of a Default (that is not curable during any applicable grace or cure period) or Event of Default, Agent may establish depository accounts (collectively, the “Depository Accounts”) in the name of Agent at a bank or banks for the deposit of such funds and Loan Parties shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

(i) Adjustments. No Loan Party will, without Agent’s consent, compromise or adjust any Accounts (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Loan Party.

4.16. Inventory.

All Inventory held for sale or lease by any Loan Party, has been and will be produced by such Loan Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

4.17. Maintenance of Equipment.

All Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted and other than in the case of obsolete Equipment) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of such Equipment shall be maintained and preserved. No Loan Party shall use or operate any Equipment in violation of any law, statute, ordinance, code, rule or regulation. No Loan Party shall sell or otherwise dispose of any Equipment, except to the extent set forth in Section 4.3.

4.18. Exculpation of Liability.

Nothing herein contained shall be construed to constitute Agent or any Lender as any Loan Party’s agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assumes any of Loan Party’s obligations under any contract or agreement to which it is a party, and neither Agent nor any Lender shall be responsible in any way for the performance by Loan Party of any of the terms and conditions thereof.

4.19. Environmental Matters.

(a) Loan Parties shall ensure that its use and interest in Real Property remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except in each case to the extent the non-compliance or placement, as applicable, could not reasonably be expected to have a Material Adverse Effect.

(b) Loan Parties shall dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws to the extent the non-compliance with which or disposal could reasonably be expected to have a Material Adverse Effect. Loan Parties shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Loan Parties in connection with the transport or disposal of any Hazardous Waste generated at the Real Property, to the extent the failure to so obtain could reasonably be expected to have a Material Adverse Effect.

(c) In the event any Loan Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Loan Party’s interest therein (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such Person hereinafter the “Authority”), then the Borrowers shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its Lien in the Real Property and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

(d) Loan Parties shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Loan Party to dispose of Hazardous Substances and shall continue to forward copies of correspondence between any Loan Party and the Authority regarding such claims to Agent until the claim is settled. Loan Parties shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Loan Party is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent’s Lien in the Real Property, if any, and the Collateral.

(e) Loan Parties shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person, in each case to avoid subjecting the Collateral or any Real Property to any Lien and to avoid any circumstance that could reasonably be expected to cause a Material Adverse Effect. If any Loan Party shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Loan Party shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent’s interest in Collateral: (i) give such notices or (ii) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Revolving Advances shall be paid upon demand by Loan Parties, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Loan Party.

(f) Promptly upon the written request (which request must be reasonable, absent the existence of an Event of Default) of Agent from time to time, Loan Parties shall provide Agent, at Loan Parties’ expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require Loan Parties to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

(g) Loan Parties shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney’s fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Loan Parties’ obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Loan Parties’ obligation and the indemnifications hereunder shall survive the termination of this Agreement.

(h) For purposes of Sections 4.19 and 5.7, all references to Real Property shall be deemed to include all of Loan Parties’ and their respective Subsidiaries’ right, title and interest in and to their respective owned and leased premises.

4.20. Financing Statements.

Except for the financing statements filed by Agent, as of the Closing Date, the financing statements naming Wilmington Trust Company (as successor trustee to Wells Fargo Bank, N.A.), as trustee under the Senior Secured Note Indenture, as the secured party, and the other financing statements described on Schedule 7.2 (if any), no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

4.21. Real Property.

Each Loan Party shall cause any Real Property acquired by it after Closing Date to be subject to Agent’s first priority Lien, subject to Permitted Encumbrances.

5. REPRESENTATIONS AND WARRANTIES.

Each Loan Party represents and warrants as follows:

5.1. Authority, Etc.

Each Loan Party has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Loan Party’s limited liability company, partnership or corporate powers, as applicable, have been duly authorized, are not in contravention of law or the terms of such Loan Party’s certificate of formation, limited liability company agreement, certificate of incorporation, by-laws, partnership agreement or other applicable documents relating to such Loan Party’s formation and governance or to the conduct of such Loan Party’s business or of any material agreement or undertaking to which such Loan Party is a party or by which such Loan Party is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any agreement or instrument to which such Loan Party or its property is a party or by which it may be bound. The execution, delivery, and performance by each Loan Party of this Agreement and the Other Documents to which such Loan Party is a party and the consummation of the transactions contemplated by this Agreement and the Other Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Government Body, other than consents or approvals that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Agent for filing or recordation, as of the Closing Date. This Agreement and each Other Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

5.2. Formation and Qualification.

(a) Each Loan Party is duly formed or incorporated and, except for the Inactive Subsidiaries, in good standing under the laws of the state listed on Schedule 5.2(a) and each Loan Party is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Loan Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. The failure of any Inactive Subsidiary to be in good standing in any state could not reasonably be expected to have a Material Adverse Effect. The exact State organizational number of each Loan Party is set forth on Schedule 5.2(a). Each Loan Party has delivered to Agent true and complete copies of its certificate of formation, limited liability company agreement, certificate of incorporation, by-laws, partnership agreement or other applicable documents relating to such Loan Party’s formation and governance, as the case may be, and will promptly notify Agent of any amendment or changes thereto. The exact name of each Loan Party is set forth in the first paragraph to this Agreement (or, if such Loan Party is not listed in such first paragraph, such exact name is set forth on Schedule 5.2(a)).

(b) The only Subsidiaries of each Loan Party are listed on Schedule 5.2(b).

5.3. Survival of Representations and Warranties.

All representations and warranties of such Loan Party contained in this Agreement and the Other Documents shall be true at the time of such Loan Party’s execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4. Tax Returns.

Each Loan Party’s federal tax identification number is set forth on Schedule 5.4. Each Loan Party and each of its Subsidiaries has (a) filed all federal, state and local tax returns and other reports each is required by law to file and (b) paid all taxes, assessments, fees and other governmental charges that are due and payable except, with respect to the Inactive Subsidiaries only, taxes, assessments, fees and other governmental charges which in the aggregate do not exceed $50,000. Federal, state and local income tax returns of each Loan Party and each of its Subsidiaries have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending June 28, 2008. The provision for taxes on the books of each Loan Party and each of its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Loan Party nor any of its Subsidiaries has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

5.5. Financial Statements.

(a) The pro forma balance sheet of the Loan Parties and their Subsidiaries on a consolidated basis (the “Pro Forma Balance Sheet”) furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement (the “Transactions”) and is accurate, complete and correct and fairly reflects the financial condition of the Loan Parties and their Subsidiaries on a consolidated basis as of the Closing Date after giving effect to the Transactions, and has been prepared in a manner consistent with GAAP, consistently applied.

(b) The twelve-month cash flow projections of the Loan Parties and their Subsidiaries on a consolidated basis and their projected balance sheets as of the Closing Date, copies of which (along with the Pro Forma Balance Sheet) are annexed hereto as Exhibit 5.5 were prepared by the Chief Financial Officer of VEC, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Loan Parties’ judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow projections together with the Pro Forma Balance Sheet, are referred to as the “Pro Forma Financial Statements”.

(c) The consolidated balance sheets of the Loan Parties, their Subsidiaries and such other Persons described therein as of June 28, 2008, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of the Loan Parties and their Subsidiaries at such date and the results of their operations for such period). Except as set forth on Schedule 5.5, since June 28, 2008 there has been no change in the condition, financial or otherwise, of any Borrower (individually), or the Loan Parties and their Subsidiaries taken as a whole, as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, Equipment and Real Property owned by Loan Parties and their Subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

(d) The consolidated balance sheets of the Loan Parties, their Subsidiaries and such other Persons described therein as of January 24, 2009, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied. Except as set forth on Schedule 5.5, since January 24, 2009 there has been no change in the condition, financial or otherwise, of any Borrower (individually), or the Loan Parties and their Subsidiaries taken as a whole, as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, Equipment and Real Property owned by Loan Parties and their Subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

5.6. Corporate Name.

The exact name of each Loan Party is set forth in the first paragraph to this Agreement (or, if such Loan Party is not listed in such first paragraph, such exact name is set forth on Schedule 5.6). No Loan Party has been known by any other corporate, limited liability company or partnership name in the past five years and no Loan Party sells Inventory or has submitted tax returns under any other name except as set forth on Schedule 5.6, nor has any Loan Party been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person or has acquired any assets of any Person outside the ordinary course of business during the preceding five (5) years except as set forth on Schedule 5.6.

5.7. O.S.H.A. and Environmental Compliance.

(a) Each Loan Party and each of their Subsidiaries has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Loan Party or any of their Subsidiaries or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations, to the extent the non-compliance with which could reasonably be expected to have a Material Adverse Effect, in each case except as set forth on Schedule 5.7.

(b) Each Loan Party and each of their Subsidiaries has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws, to the extent the failure to obtain such license, certificate or permit could reasonably be expected to have a Material Adverse Effect, except as set forth on Schedule 5.7.

(c) (i) There are no visible signs of releases, spills, discharges, leaks or disposal (each, a “Release”) of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Loan Party or any of their Subsidiaries; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by any Loan Party or any of their Subsidiaries; (iii) neither the Real Property nor any premises leased by any Loan Party or any of their Subsidiaries has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by any Loan Party or any of their Subsidiaries, excepting such quantities as are handled in accordance with all applicable manufacturer’s instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Loan Party or any of their Subsidiaries or of their respective tenants, in each case to the extent that the failure of any of the foregoing to be true and correct could reasonably be expected to have a Material Adverse Effect, except as set forth on Schedule 5.7.

5.8. Solvency; No Litigation, Violation, Indebtedness or Default.

(a) After giving effect to the Transactions, each Loan Party (other than the Inactive Subsidiaries) is Solvent and the Loan Parties and their Subsidiaries taken as a whole are Solvent. No Loan Party has any Indebtedness owing to Key Equipment Finance Inc.

(b) No Loan Party nor any of their Subsidiaries has (i) except as disclosed in Schedule 5.8(b)(i), any pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect, (ii) except as disclosed in Schedule 5.8(b)(ii) and in Schedule 5.8(b)(i), as of the Closing Date, any pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having liability in excess of $50,000 individually and is not fully covered by insurance, (iii) except as disclosed in Schedule 5.8(b)(iii), as of the Closing Date, any pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having liability in excess of $50,000 that is fully covered by insurance, and (iv) except as disclosed in Schedule 5.8(b)(iv), as of the Closing Date, any liabilities nor indebtedness for Money Borrowed other than the Obligations.

(c) Except as set forth on Schedule 5.8(c), no Loan Party nor any of their Subsidiaries is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any Loan Party or any of their Subsidiaries in violation of any order of any court or Governmental Body.

(d) No Loan Party, no Subsidiary of a Loan Party, nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d). No Plan has incurred any “accumulated funding deficiency,” as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Loan Party, each such Subsidiary and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan.

Each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code. No Loan Party, no Subsidiary of a Loan Party, nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid. No Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan. The current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and no Loan Party, no Subsidiary of a Loan Party, nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities. No Loan Party, no Subsidiary of any Loan Party, nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan. No Loan Party, no Subsidiary of a Loan Party, nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability. No Loan Party, no Subsidiary of a Loan Party, nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” described in Section 406 of ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA. Each Loan Party, each of their Subsidiaries and each member of the Controlled Group has made all contributions due and payable with respect to each Plan. There exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR §2615.3 has not been waived, (xi) no Loan Party, no Subsidiary of any Loan Party, nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Loan Party, any of their Subsidiaries and any member of the Controlled Group. No Loan Party nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

5.9. Patents, Trademarks, Copyrights and Licenses.

All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, trade names, assumed names, trade secrets and licenses owned or utilized by any Loan Party or any of their Subsidiaries are set forth on Schedule 5.9, are (except for items that are obsolete and no longer are utilized by any Loan Party) valid and have been duly registered or filed with all appropriate Governmental Body and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, trade name, trade secret or license and no Loan Party nor any Subsidiary of any Loan Party is aware of any grounds for any challenge. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by any Loan Party or any such Subsidiary and all trade secrets used by any Loan Party or any such Subsidiary consist of original material or property developed by such Loan Party or such Subsidiary or was lawfully acquired by such Loan Party or such Subsidiary from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.

5.10. Licenses and Permits.

Except as set forth in Schedule 5.10, each Loan Party and each Subsidiary of each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, local or other law or regulation for the operation of its business in each jurisdiction wherein it is now conducting business and where the failure to procure such licenses or permits could have a Material Adverse Effect.

5.11. Intentionally Omitted.

5.12. No Default.

No Loan Party nor any Subsidiary of any Loan Party is in default in the payment or performance of any of its contractual obligations with respect to which a default thereunder could have a Material Adverse Effect.

5.13. No Liens.

No Loan Party nor any Subsidiary of any Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

5.14. No Labor Disputes.

No Loan Party nor any Subsidiary of any Loan Party is involved in any labor dispute; there are no strikes or walkouts or union organization of any Loan Party’s or any of such Subsidiary’s employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14.

5.15. Margin Regulations.

No Loan Party nor any Subsidiary of any Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the meaning of the quoted term under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

5.16. Investment Company Act.

No Loan Party nor any Subsidiary of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

5.17. Disclosure.

No representation or warranty made by or on behalf of any Loan Party or any Subsidiary of any Loan Party in this Agreement, any Other Document or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

5.18. Real Property.

As of the Closing Date, no Loan Party owns any Real Property.

5.19. Hedging Agreements.

No Loan Party nor any Subsidiary of any Loan Party is a party to any Hedging Agreement as of the Closing Date.

5.20. Conflicting Agreements.

No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Loan Party or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

5.21. Senior Facility Obligations.

All Obligations constitute Senior Facility Obligations (as defined in the Senior Secured Note Indenture).

5.22. Business and Property of Loan Parties/Inactive Subsidiaries.

Upon and after the Closing Date, Loan Parties and their Subsidiaries do not propose to engage in any business other than as currently conducted and related activities necessary to conduct the foregoing. Each Loan Party and each Subsidiary of a Loan Party (other than the Inactive Subsidiaries) owns all the property and possesses all of the rights and consents necessary for the conduct of the business of such Loan Party and such Subsidiary. No Inactive Subsidiary has, or will at any time have any property or assets, liabilities or contractual obligations other than (i) those that are de minimis individually and in the aggregate, (ii) in the case of VXPM, property and assets consisting of 100% of the issued and outstanding equity securities of VXPL and (iii) liabilities and contractual obligations under the Senior Secured Note Documents, this Agreement and the Other Documents. Each Loan Party represents, warrants and covenants that it does not own, and will not own, assets which satisfy the provisions of clause (b) of the definition of Excluded Property, which when aggregated, are material to the business of such Loan Party.

5.23. Material Contracts.

Schedule 5.23 contains a true, correct and complete list of all contracts which are material to the operation of any Loan Party’s and any Subsidiary of any Loan Party’s business. Each such contract is in full force and effect and no material defaults enforceable against such Loan Party or such Subsidiary exist thereunder. No Loan Party nor any Subsidiary of any Loan Party has received notice from any party to such contract stating that it intends to terminate or amend such contract.

5.24. Capital Structure.

Schedule 5.24 sets forth the authorized Capital Stock of each of the Loan Parties and each of their Subsidiaries as of the Closing Date, and all of the Capital Stock of each of the Loan Parties and each of their Subsidiaries (other than VEC) are owned directly or indirectly by one of the Borrowers. All issued and outstanding Capital Stock of each of the Loan Parties and each of their Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and such Capital Stock were issued in compliance with all applicable laws. All issued and outstanding Capital Stock of each Loan Party (other than VEC) and each of their Subsidiaries is free and clear of all Liens other than those in favor of Agent for the benefit of Agent and Lenders and Liens, subordinated to those in favor of the Agent, in favor of Wilmington Trust Company (as successor trustee to Wells Fargo Bank, N.A.), as trustee under the Senior Secured Note Indenture. The identity of the holders of the Capital Stock of each of the Loan Parties (other than VEC) and each of their Subsidiaries and the percentage of their fully diluted ownership of the Capital Stock of each of the Loan Parties and each of their Subsidiaries as of the Closing Date is set forth on Schedule 5.24. No shares of the Capital Stock of any Loan Party or any of their Subsidiaries, other than those described above, are issued and outstanding as of the Closing Date. As of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party or any of their Subsidiaries of any Capital Stock of any such entity.

5.25. Independent Contractor Status.

Each fleet driver engaged in the business activities of any Loan Party or any of their Subsidiaries is considered an “independent contractor” and not an “employee”, in each case under the Code and under all applicable state, local or other laws.

5.26. Bank Accounts, Security Accounts, Etc.

No Loan Party has any bank accounts, deposit accounts, investments accounts, securities accounts or any other similar accounts other than the accounts set forth Schedule 5.26 (any changes to such Schedule must be approved by the Agent). The purpose and type of each such account is specified on Schedule 5.26.

6. AFFIRMATIVE COVENANTS.

Each Loan Party shall, until payment in full of the Obligations and termination of this Agreement:

6.1. Payment of Fees.

Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge the Borrowers’ Account for all such fees and expenses.

6.2. Conduct of Business and Maintenance of Existence and Assets.

Together with each Subsidiary of each Loan Party (other than the Inactive Subsidiaries), conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement (including, without limitation, Section 4.3)), including, without limitation, all Intellectual Property and take all actions necessary to enforce and protect the validity of its Intellectual Property. Together with each Subsidiary of each Loan Party, (i) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; provided, that, the Inactive Subsidiaries may dissolve or merge into a Loan Party upon ten (10) Business Days’ prior written notice to Agent, and (ii) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any applicable foreign jurisdiction or any political subdivision of any of the foregoing, except to the extent that any Loan Party has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding; provided, that, any related tax Lien is stayed and sufficient Reserves are established to the reasonable satisfaction of Agent to protect Agent’s Lien on the Collateral.

6.3. Violations.

Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Loan Party or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

6.4. Intentionally Omitted.

6.5. Execution of Supplemental Instruments.

Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, consistent with the provisions of this Agreement.

6.6. Payment of Indebtedness.

Together with each Subsidiary of each Loan Party, and subject at all times to any applicable subordination or intercreditor arrangement in favor of Agent and/or Lenders, pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and Indebtedness of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Loan Party and each of their Subsidiaries shall have provided for such reserves as Agent may reasonably deem proper and necessary.

6.7. Standards of Financial Statements.

Together with each Subsidiary of each Loan Party, cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10 and 9.12 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

6.8. Financial Covenants.

(a) Minimum EBITDA. Cause EBITDA for each fiscal month period set forth below to be at least the amounts set forth below for each such period.

Period Ending	Minimum EBITDA
Eight Fiscal Months Ended February 21, 2009	$2,958,000
Nine Fiscal Months Ended March 28, 2009	$4,273,000
Ten Fiscal Months Ended April 25, 2009	$5,321,000
Eleven Fiscal Months Ended May 23, 2009	$6,579,000
Twelve Fiscal Months Ended June 27, 2009	$8,483,000

Period Ending	Minimum EBITDA
Twelve Fiscal Months Ended July 25, 2009	$10,399,000
Twelve Fiscal Months Ended August 22, 2009	$11,472,000
Twelve Fiscal Months Ended September 26, 2009	$11,836,000
Twelve Fiscal Months Ended October 24, 2009	$13,950,000
Twelve Fiscal Months Ended November 21, 2009	$16,193,000
Twelve Fiscal Months Ended December 26, 2009	$17,826,000
Twelve Fiscal Months Ended January 23, 2010	$19,078,000
Twelve Fiscal Months Ended February 20, 2010	$20,344,000
Twelve Fiscal Months Ended March 27, 2010	$21,758,000
Twelve Fiscal Months Ended April 24, 2010	$22,790,000
Twelve Fiscal Months Ended May 22, 2010	$23,790,000
Twelve Fiscal Months Ended July 3, 2010 and each twelve fiscal month period thereafter	$26,155,000

(b) Fixed Charge Coverage. Cause the ratio of (i) EBITDA for each trailing twelve fiscal month period (or eight, nine, ten or eleven fiscal month period with respect to the fiscal period ending February 21, 2009, March 28, 2009, April 25, 2009 and May 23, 2009, respectively), to (ii) the Fixed Charges for such period, to be greater than or equal to 1.10 to 1.00 for each such period.

(c) Liquidity. Cause Liquidity (without giving effect to the Availability Block) to be at least (i) $5,000,000 at all times from the date hereof until June 27, 2009, and (ii) $6,500,000 at all times thereafter.

(d) Excess Availability. Cause Excess Availability to be at least $500,000 at all times.

(e) Driver Accounts Payable. Loan Parties shall, and shall cause their Subsidiaries to, cause all amounts due to independent contractor drivers to be paid on a timely basis in all material respects.

6.9. Post-Close Inactive Subsidiaries/Good Standing Certificates.

Within sixty (60) days of the date hereof, (a) the Loan Parties shall either (i) cause the Inactive Subsidiaries to be dissolved and deliver evidence thereof to the Agent or (ii) deliver to the Agent current good standing certificates for each Inactive Subsidiary, issued by the Secretary of State or other appropriate official of each such Inactive Subsidiary’s jurisdiction of incorporation or formation and each jurisdiction in which qualification and good standing are necessary for each such Loan Party to conduct its business and own its property, together with an amendment to the Certificate of Incorporation of CDL deleting the Article Seventh therefrom (or an amended and restated Certificate of Incorporation which does not include such Article Seventh) and (b) deliver to the Agent current good standing certificates for each applicable Borrower from States that are noted on Schedule 5.2(a) as pending good standing on the Closing Date.

6.10. Post-Close Deposit.

By March 31, 2009, the Borrowers shall have deposited an additional $1,500,000 into the Blocked Account located at The Governor and Company of the Bank of Ireland, for a total balance on deposit of $3,000,000 (it being understood that if at any time the amount so on deposit in such Blocked Account exceeds $1,500,000 or $3,000,000, as applicable, upon written request by the Administrative Borrower to the Agent, the Agent shall request that The Governor and Company of the Bank of Ireland forward such excess amount in such Blocked Account to the Agent for application to the Obligations).

6.11. Post-Close Additional Deliveries.

By March 27, 2009, the Borrowers shall have delivered an amendment to the UCC Financing Statement number 61954510 filed with the Secretary of State of the State of Delaware on June 8, 2006 naming VEC as the debtor and Key Equipment Finance Inc. as the secured party, which amendment shall amend and restate the collateral description to read “All of Debtor’s right, title and interest in and to all Goods described in any present or future leases, loans, conditional sale agreements or other such agreements and all Schedules and attachments thereto between Debtor and Secured Party, together with all proceeds therefrom, accessions thereto, and replacements and substitutions therefore. A LIST OF THE SPECIFIC GOODS CAN BE OBTAINED FROM SECURED PARTY UPON REQUEST.”.

7. NEGATIVE COVENANTS.

No Loan Party shall, or shall permit any of their Subsidiaries to, until satisfaction in full of the Obligations and termination of this Agreement:

7.1. Merger, Consolidation, Acquisition and Sale of Assets.

(a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it; provided, that, (i) a Loan Party may merger or consolidate into another Loan Party so long as (v) no Event of Default shall have occurred and be continuing, (w) Administrative Borrower shall give Agent at least ten (10) Business Days prior notice thereof, (x) if a Borrower is a party to such merger or consolidation, it shall be the surviving entity, (y) no Foreign Subsidiary shall merge or consolidate with a Borrower or a Domestic Subsidiary and (z) no Borrower or Domestic Subsidiary shall merge or consolidate with a Foreign Subsidiary. In addition, the Inactive Subsidiaries shall be permitted to dissolve in accordance with Section 6.2.

(b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except as provided in Section 4.3.

7.2. Creation of Liens.

Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

7.3. Guarantees.

Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except the endorsement of checks in the ordinary course of business and except that Loan Parties may guaranty Indebtedness permitted hereunder incurred by Loan Parties that are Borrowers or Domestic Subsidiaries.

7.4. Investments.

Purchase or acquire Indebtedness or stock of, or any other interest in, any Person, except (i) Cash Equivalents and (ii) as permitted pursuant to Section 7.5 and Section 7.7.

7.5. Loans.

Make advances, loans or extensions of credit to any Person, including without limitation, any Subsidiary or Affiliate except (i) with respect to the extension of commercial trade credit in connection with the provision of services in the ordinary course of its business, (ii) with respect to advances, loans or extensions of credit made by a Loan Party to any wholly-owned Domestic Subsidiary of such Loan Party, and (iii) with respect to loans made to officers or directors of a Loan Party in the ordinary course of business in an aggregate amount not to exceed $100,000 at any time outstanding.

7.6. Capital Expenditures.

(a) Non-Scanners. Contract for, purchase or make any Capital Expenditures (other than with respect to Scanners) during any fiscal year set forth below in an aggregate amount in excess of the amount set forth below for such fiscal year:

Fiscal Year	Non-Scanner Capital Expenditures
Ending on or about June 30, 2009	$2,285,000

Fiscal Year	Non-Scanner Capital Expenditures
Ending on or about June 30, 2010	$1,800,000
Ending on or about June 30, 2011	$2,400,000
Ending on or about June 30, 2012 and each fiscal year end thereafter	$3,600,000

(b) Scanners. Contract for, purchase or make any Capital Expenditures (other than Capital Expenditures to the extent that they have been financed with Money Borrowed, other than the Obligations, permitted hereunder) with respect to Scanners during any fiscal year set forth below in an aggregate amount in excess of the amount set forth below for such fiscal year:

Fiscal Year	Scanner Capital Expenditures
Ending on or about June 30, 2009	$5,000,000
Ending on or about June 30, 2010	$2,500,000
Ending on or about June 30, 2011 and each fiscal year end thereafter	$2,000,000

Solely with respect to this Section 7.7(b), if the Borrowers do not utilize the entire amount of Capital Expenditures permitted by this Section 7.7(b) in any fiscal year, so long as no Default or Event of Default exists or would be caused thereby, Borrowers may carry forward to the immediately succeeding fiscal year only, 50% of such unutilized amount (with Capital Expenditures made by the Loan Parties and their Subsidiaries in such succeeding fiscal year applied last to such unutilized amount).

7.7. Dividends and Distributions.

Declare, pay or make any dividend or distribution on any shares of the Capital Stock of any Loan Party or any of their Subsidiaries (other than dividends or distributions payable in its Capital Stock or split-ups, combinations or reclassifications of its Capital Stock and other than dividends made by any Loan Party to any other Loan Party or any Subsidiary to any Loan Party) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Capital Stock, or of any options to purchase or acquire any such shares of Capital Stock of any Loan Party or any of their Subsidiaries; provided, that, the Loan Parties may make payments to former employees, officers or directors of a Loan Party or any of its Subsidiaries in connection with the redemption or repurchase of Capital Stock in VEC from such former employees, officers or directors upon their termination of employment with a Loan Party or any of its Subsidiaries or their death or disability, so long as (i) such payments do not to exceed $100,000 in the aggregate in any fiscal year, (ii) no Default or Event of Default exists or would result therefrom, (iii) the Borrowers are in pro forma compliance with the requirements of Section 6.8 after giving effect to such payment, and (iv) the Borrowers shall have Excess Availability of at least $1,000,000 after giving effect to such payment.

7.8. Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (a) Indebtedness to Agent and the Lenders pursuant to this Agreement; (b) Indebtedness incurred for Capital Expenditures not to exceed $1,000,000 at any one time outstanding; (c) Indebtedness existing on the Closing Date in the principal amount of $98,941,340 plus paid-in-kind interest under the Senior Secured Note Documentation; (d) Indebtedness existing on the Closing Date as set forth on Schedule 7.8; (e) Indebtedness permitted by Section 7.5(ii); and (f) Indebtedness arising under Hedging Agreements which are not entered into for speculative purposes and are intended to provide protection against fluctuations in interest rates or foreign currency exchange rates; provided that, notwithstanding the foregoing, no Loan Party shall create, incur, assume or suffer to exist any Indebtedness in favor of Key Equipment Finance Inc.

7.9. Nature of Business.

(a) Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

(b) Permit any Inactive Subsidiary to engage in any business, operations or activity, or hold any property or incur any obligations, other than (i) in the case of VXPM, holding the issued and outstanding Capital Stock of VXPL, (ii) paying taxes, (iii) holding directors’ and shareholders’ meetings, preparing corporate and similar records and other activities required to maintain its separate corporate or other legal structure, (iv) preparing reports to, and preparing and making notices to and filings with, governmental agencies or authorities and to its holders of equity securities, and (v) activities required by the Senior Secured Notes Documents, this Agreement and the Other Documents.

7.10. Transactions with Affiliates.

Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions entered into in the ordinary course of business, on an arm’s-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

7.11. Leases.

Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Sections 7.6 and 7.8) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $15,000,000 in any one fiscal year for all Loan Parties and their Subsidiaries.

7.12. Subsidiaries.

(a) Form any Subsidiary unless (i) such Subsidiary expressly joins in this Agreement as a Loan Party, becomes jointly and severally liable for the Obligations and grants a Lien on substantially all of its assets and consents to the pledge of its Capital Stock and (ii) Agent shall have received fifteen (15) days prior written notice thereof and all documents, including pledge supplements and legal opinions, it may reasonably require in connection therewith.

(b) Enter into any partnership, joint venture or similar arrangement.

7.13. Fiscal Year and Accounting Changes.

Change its fiscal year-end from the Saturday closest to June 30, or make any change (a) in accounting treatment and reporting practices except as required by GAAP or (b) in tax reporting treatment except as required by law.

7.14. Pledge of Credit.

Now or hereafter pledge Agent’s or any Lender’s credit on any purchases or for any purpose.

7.15. Amendment of Organizational Documents.

Amend, modify or waive any term or provision of its certificate of formation, limited liability company agreement, certificate of incorporation, by-laws, partnership agreement or other applicable documents relating to such Loan Party’s or Subsidiary’s formation or governance, or any shareholders agreement, unless Agent is provided prior five (5) Business Days’ prior written notice of any such amendment, modification or waiver and such amendment, modification or waiver is not adverse to Agent and the Lenders.

7.16. Compliance with ERISA.

(a) (i) Maintain, or permit any member of the Controlled Group to maintain, or (A) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (b) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in Section 406 of ERISA and Section 4975 of the Code, (c) incur, or permit any member of the Controlled Group to incur, any “accumulated funding deficiency”, as that term is defined in Section 302 of

ERISA or Section 412 of the Code, (d) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Loan Party or any member of the Controlled Group or the imposition of a lien on the property of any Loan Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, (e) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (f) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan, (g) fail promptly to notify Agent of the occurrence of any Termination Event, (h) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (i) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

7.17. Prepayment, Etc. of Money Borrowed.

At any time, directly or indirectly, voluntarily prepay any Money Borrowed (other than to Agent or the Lenders), or voluntarily repurchase, redeem, retire or otherwise acquire any Money Borrowed of any Loan Party or any of their Subsidiaries, in each case prior to the due date thereof.

7.18. Senior Secured Note Documents.

At any time, (a) directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of the Indebtedness under the Senior Secured Note Documents, except to the extent, if any, as expressly permitted in the Intercreditor Agreement or (b) directly or indirectly, amend, modify, alter or change the terms of such Senior Secured Note Document; except, that, the Borrowers or Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith.

7.19. State of Organization/Names.

Change the jurisdiction in which it is incorporated or otherwise organized, or change its legal name, unless it has given Agent not less than thirty (30) days prior written notice thereof and has taken all steps required by Agent with respect thereto; provided, that, no Borrower or Domestic Subsidiary shall change its jurisdiction to a jurisdiction outside of the continental United States.

7.20. Compensation.

Pay Vincent Wasik and his Affiliates compensation in excess of $600,000 per annum until EBITDA for the trailing twelve (12) fiscal month period exceeds $20 million; provided however, upon the receipt of net proceeds from the sale or licensing of the Loan

Parties’ technology for use in China to the extent permitted hereunder, Mr. Wasik may be paid such reasonable additional compensation or fees as are approved by the board of directors at that time, and provided, further however, this Section 7.20 does not limit amounts reimbursed to an Affiliate of Mr. Wasik for rent and other administrative expenses consistent with present practices.

8. CONDITIONS PRECEDENT.

8.1. Conditions to Initial Advances.

The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent, all in form and substance acceptable to Agent:

(a) Notes. Agent, to the extent required by Lenders, shall have received the Notes duly executed and delivered by an authorized officer of the Borrowers in favor of such Lenders;

(b) Filings, Registrations, Recordings and Searches. Each document (including, without limitation, any UCC financing statement) required by this Agreement, any Other Document or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto. Agent shall also have received UCC, tax and judgment lien searches with respect to each Loan Party in such jurisdictions as Agent shall require, and the results of such searches shall be satisfactory to Agent (after giving effect to any payoff letters and lien releases provided on the Closing Date);

(c) Corporate Proceedings of Loan Parties. Agent shall have received a copy of the resolutions of the board of directors (or equivalent authority) of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement, the Notes and the Other Documents, and (ii) the granting by each Loan Party of the Liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of each Loan Party as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(d) Incumbency Certificates of Loan Parties. Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party, dated as of the Closing Date, as to the incumbency and signature of the officers of each Loan Party executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

(e) Certificates. Agent shall have received a copy of the certificate of formation, limited liability company agreement, certificate of incorporation, by-laws, partnership agreement or other applicable documents relating to such Loan Party’s formation and governance, and all amendments thereto, certified in the case of formation documents by the Secretary of State or other appropriate official of its jurisdiction of incorporation or formation and certified in the case of governance documents as accurate and complete by the Secretary or Assistant Secretary of each Loan Party;

(f) Good Standing Certificates. Agent shall have received good standing certificates for each Loan Party (other than the Inactive Subsidiaries) dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such Loan Party’s jurisdiction of incorporation or formation and each jurisdiction in which qualification and good standing are necessary for each such Loan Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect;

(g) Legal Opinion. Agent shall have received the executed legal opinions of Lowenstein Sandler PC and Michigan counsel which shall cover such matters incident to the transactions contemplated by this Agreement and the Other Documents as Agent may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(h) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Loan Party or against the officers or directors of any Loan Party in connection with this Agreement and/or the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(i) Financial Condition Certificates. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(i);

(j) Collateral Examination. Agent shall have completed Collateral examinations, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables of each Loan Party and all books and records in connection therewith;

(k) Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date pursuant to Section 3.3;

(l) Financial Statements. Agent shall have received a copy of the Pro Forma Financial Statements for the fiscal years ending on the Saturday closest to June 30, 2009 and the Saturday closest to June 30, 2010, together with the October, November and December, 2008 and January 2009 consolidated financial statements of the Loan Parties and their Subsidiaries, each of which shall be satisfactory in all respects to Lenders;

(m) Other Documents. Agent shall have received all Other Documents;

(n) Insurance. Agent shall have received insurance certificates and loss payable endorsements naming Agent as loss payee or additional insured, as applicable, with respect to the Loan Parties’ property and liability insurance policies;

(o) Payment Instructions. Agent shall have received written instructions from the Administrative Borrower directing the application of proceeds of the initial Advances made pursuant to this Agreement;

(p) Blocked Accounts. Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions reasonably acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral, and Borrowers shall have not less than $1,500,000 on deposit in a Blocked Account located at The Governor and Company of the Bank of Ireland;

(q) Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the Transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

(r) No Adverse Material Change. (i) Since June 28, 2008, except as set forth on Schedule 5.5, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect;

(s) Collateral Access Agreements. Agent shall have received Collateral Access Agreements satisfactory to Agent with respect to all premises leased by Loan Parties at which books and records pertaining to Accounts are maintained or other material Collateral is located;

(t) EBITDA. Agent shall have received evidence that the calculation of EBITDA for the four months ended on or about January 31, 2009 after giving effect to the Transactions of at least $1,096,000;

(u) Capital Stock Pledge. Agent shall have received a pledge agreement, executed by each applicable Loan Party in favor of Agent, pursuant to which such Loan Party shall pledge to Agent and grant to Agent a Lien upon all (or, in the case of the First Tier Canadian Subsidiary, at least 65%) of the outstanding Capital Stock of each Subsidiary (other than the Second Tier Canadian Subsidiary) of such Loan Party, together with stock powers duly executed in blank;

(v) Contract Review. Agent shall have reviewed all material contracts of Loan Parties including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

(w) Closing Certificate. Agent shall have received a closing certificate signed by the Chief Financial Officer of the Administrative Borrower on behalf of all Loan Parties dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Loan Parties are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing or would result from the consummation of the Transactions;

(x) Borrowing Base. Agent shall have received a duly executed Borrowing Base Certificate which shall indicate that the aggregate amount of Eligible Accounts is sufficient in value and amount to support Advances in the amount requested by the Borrowers on the Closing Date;

(y) Excess Availability. After giving effect to the initial Advances, the Borrowers shall have Excess Availability of at least $1,500,000;

(z) Control Agreements. Agent shall have received control agreements with respect to all Collateral in which a security interest may be perfected by means of control under the UCC (other than Restricted Accounts);

(aa) Senior Secured Note Documents. Agent shall have received the Intercreditor Agreement, together with a Fifth Supplemental Indenture dated as of the Closing Date; and

(bb) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions, including, without limitation, those set forth on the closing checklist attached hereto as Exhibit 8.1(bb), shall be reasonably satisfactory in form and substance to Lenders and their counsel.

8.2. Conditions to Each Advance.

The agreement of Lenders to make or to issue or to cause to be issued any Advance requested to be made or issued on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made or issued:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to this Agreement and any Other Document to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any Other Document shall be true and correct in all material respects (without duplication of any materiality qualifiers already set forth therein) on and as of such date as if made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); provided, however, that, Lenders, in their sole discretion, may continue to make Advances notwithstanding the failure to make such representations and warranties and that any Advances so made shall not be deemed a waiver of any applicable Default or Event of Default;

(b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however, that, Lenders, in their sole discretion, may continue to make Advances notwithstanding the existence of a Default or Event of Default and that any Advances so made shall not be deemed a waiver of any such Default or Event of Default;

(c) Maximum Revolving Advances. In the case of any Revolving Advances requested to be made, after giving effect thereto, the aggregate Revolving Advances shall not exceed the maximum amount of Revolving Advances permitted under Section 2.1; and

(d) Maximum Letters of Credit. In the case of any Letters of Credit requested to be made, after giving effect thereto, the aggregate face amount and reimbursement obligations outstanding in respect of Letters of Credit shall not exceed the maximum amount permitted under Section 2.9.

Each request for an Advance by Administrative Borrower (on behalf of the Borrowers) hereunder shall constitute a representation and warranty by the Borrowers as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

9. INFORMATION AS TO LOAN PARTIES.

Each Loan Party shall, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1. Disclosure of Material Matters Pertaining to Collateral.

Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectability of any portion of the Collateral including, without limitation, any Loan Party’s reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

9.2. Collateral and Related Reports.

(a) Deliver to Agent concurrently with each Advance request, current as of the end of the immediately preceding day, and in any event no less frequently than weekly, an Accounts receivable Borrowing Base posting through COMALA, including gross billings, cash receipts, credit memos (reported separately by dilutive and non-dilutive categories) and other adjustments issued (recorded directly to the Accounts receivable aging), write-offs, other debit and credit adjustments (including an explanation of all such adjustments);

(b) Deliver to Agent on or before the fifteenth (15th) day of each month (or more frequently if required by Agent) a Borrowing Base Certificate in the form attached hereto as Exhibit A executed by the chief financial officer, controller or other senior financial officer of Administrative Borrower (on behalf of the Borrowers), which shall be calculated as of the last day of the immediately preceding month (which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement), setting forth an updated calculation of Eligible Accounts, Reserves that it is aware of (it being understood that Agent may institute additional Reserves), the Borrowing Base and Advances availability under Section 2.1 and supported by schedules showing the derivation thereof and containing such detail and such other information as Agent may request from time to time;

(c) Deliver to Agent on or before the fifteenth (15th) day of each month (or more frequently if required by Agent) the following reports, which shall be current as of the close of business on the last Business Day of the fiscal month immediately prior to such date:

(i) a summary Accounts receivable aging by Customer, along with a listing of Contra Claims;

(ii) an Accounts receivable rollforward report, which shall separately identify (A) the Accounts receivable aging balance as of the first (1st) day of such immediately preceding fiscal month, (B) gross billings, cash receipts, credit memos and other adjustments issued (recorded directly to the Accounts receivable aging), write-offs, other debit and credit adjustments on a cumulative basis for such fiscal month (together with an explanation for all such adjustments that individually exceed $50,000) during such immediately preceding month, and (C) Accounts receivable aging balance as of the last day of such immediately preceding fiscal month, supported by the following information for such immediately preceding fiscal month:

(1) Accounts receivable aging summary totals;

(2) total amount of sales and invoices issued;

(3) total amount of cash receipts; and

(4) total amount of credits and adjustments (including credit memos issued, write-offs, returns, discounts and other credit adjustments);

(iii) (A) a reconciliation of the Accounts receivable aging balance as of the last day of such immediately preceding fiscal month to each of the following for such fiscal month: (1) Accounts receivable balance delivered to Agent pursuant to COMALA, (2) each Borrower’s general ledger, and (3) each Borrower’s balance sheet, together with supporting documentation for any reconciling items, and (B) notice of all claims, offsets, or disputes asserted by Customers with respect to any Borrower’s Accounts receivable;

(iv) for each of the Borrowers’ ten (10) largest Customers, the payment terms of such Customer’s Accounts receivable, its address, credit ratings and an aging for such Customers’ Accounts receivable balances as set forth in the accounts receivable aging most recently delivered to Agent;

(v) With respect to each Loan Party’s accounts payable and expenses for the immediately preceding fiscal month, a report including an accounts payable aging, accrued expenses, and listing of checks held, together with a reconciliation to each Borrower’s general ledger and balance sheet for such fiscal month;

(vi) (A) A detailed report of accrued and other liabilities of the Loan Parties as of the end of such immediately preceding fiscal month reconciled to the balance sheet for such fiscal month; (B) listing of past due amounts owing to owners and lessors of leased premises, warehouses, processors and other third parties from time to time in possession of any Collateral of the Loan Parties; and (C) confirmation that all sales, personal property and payroll taxes of the Loan Parties are currently paid;

(vii) (A) a reconciliation of outstanding Advances and undrawn Letters of Credit pursuant to COMALA as of the end of such immediately preceding fiscal month to each Borrower’s general ledger and balance sheet for such fiscal month; and (B) a detailed list of Letters of Credit outstanding, including for each Letter of Credit the undrawn principal amount thereof, beneficiary name, issuer name, and expiration date;

(viii) Notice of termination of any material contract of a Loan Party or any of their Subsidiaries pursuant to which aggregate payments thereunder by or to any Borrower, any Guarantor or any such Subsidiary exceed $2,000,000 in any fiscal year;

(d) Deliver to Agent on or before the sixtieth (60th) day after the end of each the Borrowers’ fiscal years:

(i) current certificates of insurance and loss payee endorsements for all insurance policies which the Loan Parties and their Subsidiaries are required to maintain pursuant to Section 4.11; and

(ii) a list of all Customers of the Borrowers and Guarantors owing Accounts receivable as of the end of such fiscal year, including such Customers’ respective name, address, phone number, and e-mail address;

(e) Upon Agent’s request, (i) copies of customer statements, purchase orders, customer sales invoices, credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of purchase orders, invoices and delivery documents for Accounts created by any Borrower or any Guarantor, (iii) copies of shipping and delivery documents for Inventory and Equipment acquired by any Borrower or any Guarantor, and (iv) trial balances and test verifications;

(f) Deliver to Agent such other reports as to the Collateral, the Loan Parties or their Subsidiaries as Agent shall request from time to time;

(g) All Collateral reporting which shall be provided to Agent pursuant to this Sections 9.2 shall be delivered to Agent electronically (or other manner satisfactory to Agent) and in form satisfactory to Agent. All such reports are solely for Agent’s convenience in maintaining records of the Collateral, and any Loan Party’s failure to deliver any of such reports to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder.

9.3. Intentionally Omitted.

9.4. Litigation.

Promptly (but in any event within five (5) Business Days thereafter) notify Agent in writing of (or of any material development in) any litigation, suit or administrative proceeding affecting any Loan Party, whether or not the claim is covered by insurance, and of (or of any material development in) any suit or administrative proceeding, which in any such matter could reasonably be expected to (i) result in liability in excess of $150,000 (unless such litigation, suit or administrative proceeding pertains solely to ordinary course automobile accidents and workers compensation claims) or (ii) have a Material Adverse Effect. Within ten (10) Business Days of the end of each fiscal quarter notify Agent in writing of any litigation, suit or administrative proceeding affecting any Loan Party, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such matter could reasonably be expected to result in liability in excess of $150,000 and pertains to ordinary course automobile accidents and workers compensation claims.

9.5. Material Occurrences.

Promptly (but in any event within five (5) Business Days thereafter) notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party or any Subsidiary of any Loan Party as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Loan Party or any Subsidiary of any Loan Party to a tax imposed by Section 4971 of the Code; (d) each and every default by any Loan Party or any Subsidiary of any Loan Party which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of any Loan Party or any Subsidiary of any Loan Party which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Loan Parties or such Subsidiaries propose to take with respect thereto.

9.6. Government Receivables.

Notify Agent immediately if any of its Receivables arise out of contracts between any Loan Party and the United States, any state, or any department, agency or instrumentality of any of them.

9.7. Annual Financial Statements.

Furnish Agent and each Lender within one hundred and seven (107) days after the end of each fiscal year of Loan Parties, financial statements of Loan Parties and their Subsidiaries on a consolidated basis, including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Loan Parties and satisfactory to Agent (the “Accountants”). The report of the Accountants shall be accompanied by (a) copies of all management letters, exception reports or similar letters or reports received by Loan Parties or their Subsidiaries from the Accountants, and (b) a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, and (ii) in making the examination upon which such report was based, either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Loan Parties’ compliance with the requirements or restrictions imposed by Sections 6.8, 7.6, 7.8 and 7.11. In addition, the reports shall be accompanied by a Compliance Certificate of Administrative Borrower’s Chief Financial Officer which shall state that, based on an examination sufficient to permit such Chief Financial Officer to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to such event, and such Compliance Certificate shall have appended thereto calculations which set forth Loan Parties’ compliance with the requirements or restrictions imposed by Sections 6.8, 7.6, 7.8 and 7.11.

9.8. Quarterly Financial Statements.

Furnish Agent and each Lender within fifty two (52) days after the end of each fiscal quarter, an unaudited balance sheet of Loan Parties and their Subsidiaries on a consolidated basis and unaudited statements of income and stockholders’ equity and cash flow of Loan Parties and their Subsidiaries reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Loan Parties or their Subsidiaries. Each such balance sheet, statement of income and stockholders’ equity and statement of cash flow shall set forth a comparison of the figures for (a) the current fiscal period and (b) the current year-to-date with the figures for the same fiscal period and year-to-date period of the immediately preceding fiscal year and (c) the projections for such fiscal period and year-to-date period delivered pursuant to Section 5.5(b) or Section 9.12, as applicable. The financial statements shall be accompanied by a certificate signed by the Chief Financial Officer of Administrative Borrower, which shall state that, based on an examination sufficient to permit such Chief Financial Officer to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to such default and, such certificate shall have appended thereto calculations which set forth Loan Parties’ compliance with the requirements or restrictions imposed by Sections 6.8, 7.6, 7.8 and 7.11.

9.9. Monthly Financial Statements.

Furnish Agent and each Lender within twenty-five (25) days after the end of each month, an unaudited balance sheet of Loan Parties and their Subsidiaries on a consolidated basis and unaudited statements of income and stockholders’ equity and cash flow of Loan Parties and their Subsidiaries on a consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Loan Parties or their Subsidiaries. Each such balance sheet, statement of income and stockholders’ equity and statement of cash flow shall set forth a comparison of the figures for (a) the current fiscal period and (b) the current year-to-date with the figures for the same fiscal period and year-to-date period of the immediately preceding fiscal year and (c) the projections for such fiscal period and year-to-date period delivered pursuant to Section 5.5(b) or Section 9.12, as applicable, and shall be accompanied by an analysis and discussion of results prepared by senior management of Loan Parties with respect thereto, satisfactory to Agent. The financial statements shall be accompanied by a Compliance Certificate of the Administrative Borrower’s Chief Financial Officer, which shall state that, based on an examination sufficient to permit such Chief Financial Officer to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to such event and, such Compliance Certificate shall have appended thereto calculations which set forth Loan Parties’ compliance with the requirements or restrictions imposed by Sections 6.8, 7.6, 7.7, 7.8 and 7.11.

9.10. Notices re Stockholders/Senior Secured Note Documentation.

Furnish Agent (a) with copies of such financial statements, reports and returns as each Loan Party shall send to its stockholders, (b) copies of all notices and reports sent pursuant to the Senior Secured Note Documentation and (c) notice of any payment to Wilmington Trust Company (as successor trustee to Wells Fargo Bank, N.A.), as trustee under the Senior Secured Notes for fees, disbursements or expenses payable pursuant to Section 7.07 of the Senior Secured Note Indenture.

9.11. Additional Information.

Furnish Agent or any requesting Lender with such additional information as Agent or such Lender shall reasonably request in order to enable Agent to determine whether Loan Parties are in compliance with the terms, covenants, provisions and conditions of this Agreement and the Other Documents.

9.12. Projected Operating Budget.

Furnish Agent, no later than thirty (30) days prior to the beginning of each Loan Party’s fiscal years commencing with fiscal year ending on the Saturday closest to June 30, 2009, a month by month projected operating budget and cash flow of Loan Parties and their Subsidiaries on a consolidated basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of Administrative Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

9.13. Variances From Operating Budget.

Furnish Agent and each Lender, concurrently with the delivery of the financial statements referred to in Section 9.7 and Section 9.8, or more frequently if requested by Agent, a written report summarizing all material variances from budgets submitted by Loan Parties pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

9.14. Notice of Suits, Adverse Events.

Furnish Agent with prompt (and, in any event, not more than five (5) Business Days) notice of (a) any lapse or other termination of any Consent issued to any Loan Party or any Subsidiary of any Loan Party by any Governmental Body or any other Person that is material to the operation of any Loan Party’s or such Subsidiaries’ business, (b) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (c) copies of any periodic or special reports filed by any Loan Party or any Subsidiary of any Loan Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Loan Party or any such Subsidiary, or if copies thereof are requested by Agent or any Lender, (d) material developments with respect to any litigation or potential litigation against any Loan Party or any Subsidiary of any Loan Party and (e) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Loan Party or any Subsidiary of any Loan Party.

9.15. ERISA Notices and Requests.

Furnish Agent with immediate written notice in the event that (a) any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Loan Party, such Subsidiary of any Loan Party or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (b) any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Loan Party, such Subsidiary of any Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (c) a funding waiver request has been filed with respect to any Plan together with all communications received by any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group with respect to such request, (d) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group was not previously contributing shall occur, (e) any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (f) any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (g) any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (h) any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (i) any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group knows that (i) a Multiemployer Plan has been terminated, (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

9.16. Additional Documents.

Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement and the Other Documents.

10. EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1 Failure by any Loan Party to pay any of the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

10.2 (a) Failure by Loan Parties to perform, keep or observe any provision of Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.10, 4.11, 4.15(h), 6.8, 7, 9.2, 9.7, 9.8, 9.9 and 9.12 or (b) any representation or warranty made or deemed made by any Loan Party in this Agreement or any Other Document or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect (without duplication of any materiality qualifiers already set forth herein) on the date when made or deemed to have been made;

10.3 Intentionally Omitted;

10.4 Issuance of a notice of Lien (other than Permitted Encumbrances), levy, assessment, injunction or attachment against a material portion of any Loan Party’s or any Subsidiary of any Loan Party’s property which is not stayed or lifted within thirty (30) days;

10.5 Failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document, now or hereafter entered into between any Loan Party, Agent and/or any Lender (to the extent such breach is not otherwise embodied in any other provision of this Section 10 for which a different grace or cure period is specified or which constitute an immediate Event of Default under this Agreement or the Other Documents), which is not cured within ten (10) Business Days after the thereof;

10.6 Any judgment or judgments are rendered or judgment Liens filed against one or more Loan Parties or Subsidiaries of Loan Parties for an amount, individually or in the aggregate, in excess of $150,000, which within thirty (30) days of such rendering or filing is not either satisfied, stayed or discharged of record;

10.7 Any Loan Party or any Subsidiary of any Loan Party shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (c) make a general assignment for the benefit of creditors, (d) commence a voluntary case under any state, federal or other bankruptcy laws (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law providing for the relief of debtors, (g) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (h) take any action for the purpose of effecting any of the foregoing;

10.8 Intentionally Omitted;

10.9 Intentionally Omitted;

10.10 Any change in any Loan Party’s or any Subsidiary of any Loan Party’s condition or affairs (financial or otherwise) which has a Material Adverse Effect or any other event that has a Material Adverse Effect;

10.11 Any Lien created hereunder or provided for hereby or under any Other Document for any reason ceases to be or is not a valid and perfected Lien having a first priority interest, subject, in the case of priority, to Permitted Encumbrances (other than solely as a result of any failure by Agent to file a UCC financing statement which failure is caused solely as a result of the gross negligence of Agent);

10.12 Any default in respect of any of the Senior Secured Note Documents, or any default under one or more documents, instruments or agreements to which any Borrower, any Subsidiary or any Guarantor is a party or by which any of its properties is bound, relating to any Indebtedness (other than the Obligations) in excess of $500,000, which default continues for more than the applicable cure period, if any, with respect thereto;

10.13 A default of the obligations of any Borrower on an individual basis and/or the Loan Parties and their Subsidiaries taken as a whole under any other agreement to which it is a party shall occur which materially and adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;

10.14 Termination or breach of the Guaranty or similar agreement executed and delivered to Agent in connection with the Obligations of any Loan Party, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or similar agreement;

10.15 Any Change of Control shall occur;

10.16 Any material provision hereof or of any of the Other Documents shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto in accordance with its terms, or any such party (other than Agent and Lenders) shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the Other Documents has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any Lien provided for herein or in any of the Other Documents shall cease to be a valid and perfected first priority Lien in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein); or

10.17 The indictment by any Governmental Body of any Loan Party or any Subsidiary of any Loan Party of which any Loan Party, such Subsidiary or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against such Loan Party or such Subsidiary, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (a) any of the Collateral having a value in excess of $150,000 or (b) any other property of any Borrower, or of the Loan Parties and their Subsidiaries taken as a whole, which is necessary or material to the conduct of its business; or

10.18 Any portion of the Collateral shall be seized or taken by a Governmental Body, or any Loan Party or the title and rights of any Loan Party in and to any material portion of the Collateral shall have become the subject matter of litigation which might, in the reasonable opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

10.19 The operations of any Borrower’s facility (individually), or the Loan Parties’ and Subsidiaries’ facilities taken as a whole, is interrupted in any material respect and such interruption would reasonably be expected to have a Material Adverse Effect; or

10.20 An event or condition specified in Section 7.16 or Section 9.15 shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party or any member of the Controlled Group shall incur a liability to a Plan or the PBGC (or both) in excess of $150,000.

11. LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.

11.1. Rights and Remedies.

Upon the occurrence of (a) an Event of Default pursuant to Section 10.7, all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated, (b) any of the other Events of Default and at any time thereafter, Agent may (and at the direction of Required Lenders, shall) declare that all or any portion of the Obligations shall be immediately due and payable and Agent or Required Lenders shall have the right to terminate this Agreement and to terminate or limit the obligation of Lenders to make Advances (including, without limitation, reducing the lending formulas or amounts of Revolving Advances and Letters of Credit available to the Borrowers), and (c) a filing of a petition against any Loan Party in any involuntary case under any state, federal or other bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over any Loan Party. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the UCC and at law or equity generally, including, without limitation, the right to foreclose the Liens granted herein and in the Other Documents and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any Loan Party’s premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion, without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Loan Parties to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Loan Parties at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Loan Party. Agent may specifically disclaim any warranties of title or the like at any sale of

Collateral. In connection with the exercise of the foregoing remedies, Agent shall have the right to use all of each Loan Party’s Intellectual Property and other proprietary rights which are used in connection with (i) Inventory for the purpose of disposing of such Inventory and (ii) Equipment for the purpose of completing the manufacture of unfinished goods, in each case without any obligation to compensate any Loan Party therefor.

11.2. Application of Proceeds; Payments.

The proceeds realized from the sale of any Collateral and all other payments shall be applied as follows: first, to the Obligations consisting of costs, expenses and attorneys’ fees and expenses incurred by Agent in connection with this Agreement and to Advances (including Protective Advances) made by Agent and not reimbursed by Lenders; second, to interest due upon any of the Obligations; third, to fees due to Agent and the Lenders in connection with this Agreement; fourth, to the principal of the Advances and, after an Event of Default pursuant to Section 10.7 or if requested by Agent or Required Lenders after the occurrence of any other Event of Default, on a pro rata basis, to furnish to Agent cash collateral in an amount not less than 105% of the aggregate undrawn amount of all Letters of Credit, such cash collateral arrangements to be in form and substance satisfactory to Agent; and, fifth to any Bank Product Obligations and all other Obligations. If any deficiency shall arise, Loan Parties shall remain liable to Agent and Lenders therefor. If it is determined by an authority of competent jurisdiction that a disposition by Agent did not occur in a commercially reasonably manner, Agent may obtain a deficiency judgment for the difference between the amount of the Obligation and the amount that a commercially reasonable sale would have yielded. Agent will not be considered to have offered to retain the Collateral in satisfaction of the Obligations unless Agent has entered into a written agreement with Loan Party to that effect.

11.3. Agent’s Discretion.

Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder.

11.4. Setoff.

In addition to any other rights which Agent, any Lender or any Issuer may have under applicable law, upon the occurrence of an Event of Default hereunder, Agent, such Lender, such Issuer and their Affiliates shall have a right to setoff and apply any Loan Party’s property held by Agent, such Lender, such Issuer or such Affiliate to reduce the Obligations, all without notice to the Loan Parties. No Lender, Issuer or Affiliate shall setoff or apply such property without the prior consent of Agent.

11.5. Rights and Remedies not Exclusive.

The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

11.6. Commercial Reasonableness.

To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Loan Party acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (1) to fail to incur expenses reasonably deemed necessary or appropriate by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (2) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Body or other third party for the collection or disposition of Collateral to be collected or disposed of, (3) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove Liens or encumbrances on or any adverse claims against Collateral, (4) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (5) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (6) to contact other Persons, whether or not in the same business as any Loan Party, for expressions of interest in acquiring all or any portion of the Collateral, (7) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (8) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (9) to dispose of assets in wholesale rather than retail markets, (10) to disclaim disposition warranties, (11) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (12) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Loan Party acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Loan Party or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

12. WAIVERS AND JUDICIAL PROCEEDINGS.

12.1. Waiver of Notice.

Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2. Delay.

No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

12.3. Jury Waiver.

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

12.4. Waiver of Counterclaims.

Each Loan Party waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

13. EFFECTIVE DATE AND TERMINATION.

13.1. Term.

This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the earliest of (a) March 13, 2012 (the “Potential Three Year Term”), (b) March 31, 2010, so long as the maturity date of the Senior Secured Notes has not been extended past June 30, 2010 in a manner acceptable to Agent, (c) 90 days prior to the maturity date of the Senior Secured Notes if the maturity date of the Senior Secured Notes has been extended to a date later than June 30, 2010 in a manner acceptable to Agent, (d) the acceleration of all Obligations pursuant to the terms of this Agreement or (e) the date on which this Agreement shall be terminated in accordance with the provisions hereof or by operation of law (the earliest of (a), (b), (c), (d) and (e), the “Termination Date”). Loan Parties may terminate this Agreement at any time upon ninety (90) days’ prior written notice by Administrative Borrower to Agent upon payment in full of the Obligations. In the event the Obligations are paid in full prior to the last day of the Potential Three Year Term (other than any prepayment to the extent such prepayment is financed solely by a refinance in which Burdale is the lead agent and lead lender), or there is an exercise of the purchase option under Section 16 of the Intercreditor Agreement (the date of such payment or exercise, as applicable, hereinafter referred to as the “Early Termination Date”), the Loan Parties shall pay to Agent for the benefit of Lenders an early termination fee (the “Early Termination Fee”) in an amount equal to (i) three (3%) percent of the Maximum Credit if the Early Termination Date occurs on or after the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date, (ii) two (2%) of the Maximum Credit if the Early Termination Date occurs on or after the first anniversary of the Closing Date to and including the date immediately preceding the second anniversary of the Closing Date, and (iii) one (1%) of the Maximum Credit if the Early Termination Date occurs on or after the second anniversary of the Closing Date to and including the Termination Date. The Early Termination Fee shall be fully earned, due and payable as of the date of such prepayment or purchase option exercise, as applicable, and shall not be subject to rebate or proration (except as expressly provided in Section 3.3(d)) upon termination of this Agreement for any reason.

13.2. Termination.

The termination of the Agreement shall not affect any Loan Party’s, Agent’s or any Lender’s rights, or any of the Obligations arising or incurred prior to the effective date of such termination, and the provisions hereof and of the Other Documents shall continue to be fully operative until all such Obligations have been paid in full. The Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that the Borrowers’ Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Loan Party have been paid or performed in full after the termination of this Agreement or, in the case of outstanding Letters of Credit and any other contingent Obligations, each Loan Party shall have furnished Agent and Lenders with cash collateral or an indemnification from a Person that is not an Affiliate of Loan Parties, satisfactory to Agent with respect thereto. Accordingly, each Loan Party waives any rights which it may have under Section 9-513 of the UCC to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Loan Party, or to file them with any filing office, until all of the Obligations of each Loan Party have been paid or performed in full after the termination of this Agreement or, in the case of outstanding Letters of Credit and any other contingent Obligations which have been asserted or are reasonably anticipated to be asserted, each Loan Party shall have furnished Agent and Lenders with cash collateral or an indemnification from a Person that is not an Affiliate of Loan Parties, satisfactory to Agent with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein and in the Other Documents shall survive termination hereof until all of the Obligations of each Loan Party have been paid or performed in full after the termination of this Agreement or, in the case of outstanding Letters of Credit and any other contingent Obligations, each Loan Party shall have furnished Agent and Lenders with cash collateral or an indemnification from a Person that is not an Affiliate of Loan Parties, satisfactory to Agent with respect thereto.

14. REGARDING AGENT.

14.1. Appointment.

Each Lender hereby designates Burdale to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set in Section 3.3(b) and Section 3.3(d)), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Notes) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that, Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent agrees to do so in its sole discretion and is furnished with an indemnification satisfactory to Agent in its sole discretion with respect thereto.

14.2. Nature of Duties.

Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. None of Agent, any Lender, or any Issuer nor any of their respective officers, directors, employees or agents shall be (a) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction, or (b) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of Loan Party to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Loan Party. The duties of Agent in respect of the Advances shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

14.3. Lack of Reliance on Agent and Resignation.

(a) Independently and without reliance upon Agent, any Issuer or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Loan Party in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Loan Party. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except to the extent, if any, expressly required in this Agreement. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, perfection, priority, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Loan Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of any Loan Party, or the existence of any Event of Default or any Default.

(b) Agent may resign (i) on thirty (30) days’ written notice to each of Lenders and Administrative Borrower and (ii) at any time following the exercise of the purchase option under Section 16 of the Intercreditor Agreement, and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Loan Parties. If no such successor Agent is appointed at the end of such thirty (30) day period or Agent resigns pursuant to clause (ii) of the foregoing sentence, Agent may designate one of the Lenders as a successor Agent. If no Lender accepts such designation, Required Lenders shall serve as the successor Agent, and Agent shall remain entitled to so resign.

(c) Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent’s resignation as Agent, the provisions of this Section 14, Section 16.5 and Section 16.10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

14.4. Certain Rights of Agent.

If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

14.5. Reliance.

Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, email, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

14.6. Notice of Default.

Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or a Loan Party referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default (including, without limitation, the institution of the Default Rate pursuant to Section 3.1 hereof) as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default (including, without limitation, the institution of the Default Rate pursuant to Section 3.1 hereof) as it shall deem advisable in the best interests of Lenders.

14.7. Indemnification.

To the extent Agent and/or Issuer, as applicable, is not reimbursed and indemnified by Loan Parties, each Lender will reimburse and indemnify Agent and each Issuer in proportion to its respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent and/or such Issuer in performing its duties hereunder or under any Other Document, or in any way relating to or arising out of this Agreement or any Other Document; provided, that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the indemnified party’s gross (not mere) negligence or willful misconduct, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction.

14.8. Agent in its Individual Capacity.

With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Loan Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

14.9. Intentionally Omitted.

14.10. Actions in Concert.

Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender and Agent that (a) Agent shall have the exclusive right to enforce and exercise all rights and remedies of Agent and Lenders hereunder and under the Other Documents at all times following the occurrence and during the continuance of an Event of Default, on behalf of itself and all Lenders, subject to the direction of Required Lenders as provided for herein, and (b) no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Other Documents (including exercising any rights of setoff or compensation) without first obtaining the prior written consent of Agent or Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

14.11 Intercreditor Agreement.

Each of the Lenders hereby agrees to be bound by the terms and provisions of the Intercreditor Agreement as a “Senior Facility Creditor” as if such Lender were a signatory thereto and hereby authorizes Agent to enter into, execute and perform the Intercreditor Agreement.

15. GUARANTEE.

15.1. Guaranty.

Each Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all Obligations. Each payment made by any Guarantor pursuant to this Guarantee shall be made in lawful money of the United States in immediately available funds.

15.2. Waivers.

Each Guarantor hereby absolutely, unconditionally and irrevocably waives (a) promptness, diligence, notice of acceptance, notice of presentment of payment and any other notice hereunder, (b) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Obligations and any other notice with respect to the Obligations, (c) any requirement that Agent or any Lender protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against any other Loan Party, or any Person or any Collateral, (d) any other action, event or precondition to the enforcement hereof or the performance by each such Guarantor of the Obligations, and (e) any defense arising by any lack of capacity or authority or any other defense of any Loan Party or any notice, demand or defense by reason of cessation from any cause of Obligations other than payment and performance in full of the Obligations by the Loan Parties and any defense that any other guarantee or security was or was to be obtained by Agent.

15.3. No Defense.

No invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any Other Document or any other agreement or instrument relating thereto, or of all or any part of the Obligations or of any collateral security therefor shall affect, impair or be a defense hereunder.

15.4. Guaranty of Payment.

The Guaranty hereunder is one of payment and performance, not collection, and the obligations of each Guarantor hereunder are independent of the Obligations of the other Loan Parties, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce the terms and conditions of this Section 15, irrespective of whether any action is brought against any other Loan Party or other Persons or whether any other

Loan Party or other Persons are joined in any such action or actions. Each Guarantor waives any right to require that any resort be had by Agent or any Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Agent or any Lender in favor of any Loan Party or any other Person. No election to proceed in one form of action or proceedings, or against any Person, or on any Obligations, shall constitute a waiver of Agent’s right to proceed in any other form of action or proceeding or against any other Person unless Agent has expressed any such right in writing. Without limiting the generality of the foregoing, no action or proceeding by Agent against any Loan Party under any document evidencing or securing indebtedness of any Loan Party to Agent shall diminish the liability of any Guarantor hereunder, except to the extent Agent receives actual payment on account of Obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation of any Guarantor in respect of any Loan Party.

15.5. Liabilities Absolute.

The liability of each Guarantor hereunder shall be absolute, unlimited and unconditional and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any claim, defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any other Obligation or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged or impaired, released, limited or otherwise affected by:

(a) any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement or any Other Document, including any increase in the Obligations resulting from the extension of additional credit to the Borrowers or otherwise;

(b) any sale, exchange, release, surrender, loss, abandonment, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Obligations, and/or any offset there against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations;

(c) the failure of Agent or any Lender to assert any claim or demand or to enforce any right or remedy against the Borrowers or any other Loan Party or any other Person under the provisions of this Agreement or any Other Document or any other document or instrument executed an delivered in connection herewith or therewith;

(d) any settlement or compromise of any Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any obligation (whether due or not) of any Loan Party to creditors of any Loan Party other than any other Loan Party;

(e) any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of any Loan Party; and

(f) any other agreements or circumstance of any nature whatsoever that may or might in any manner or to any extent vary the risk of any Guarantor, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the Guaranty hereunder and/or the obligations of any Guarantor, or a defense to, or discharge of, any Loan Party or any other Person or party hereto or the Obligations or otherwise with respect to the Advances, Letters of Credit or other financial accommodations to the Borrowers pursuant to this Agreement and/or the Other Documents.

15.6. Waiver of Notice.

The Agent shall have the right to do any of the above without notice to or the consent of any Guarantor and each Guarantor expressly waives any right to notice of, consent to, knowledge of and participation in any agreements relating to any of the above or any other present or future event relating to Obligations whether under this Agreement or otherwise or any right to challenge or question any of the above and waives any defenses of such Guarantor which might arise as a result of such actions.

15.7. Agent’s Discretion.

Agent may at any time and from time to time (whether prior to or after the revocation or termination of this Agreement) without the consent of, or notice to, any Guarantor, and without incurring responsibility to any Guarantor or impairing or releasing the Obligations, apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid.

15.8. Reinstatement.

(a) The Guaranty provisions herein contained shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon Agent or any Lender for repayment or recovery of any amount or amounts received by Agent or such Lender in payment or on account of any of the Obligations and Agent or such Lender repays all or part of said amount for any reason whatsoever, including, without limitation, by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Agent or such Lender or the respective property of each, or any settlement or compromise of any claim effected by Agent or such Lender with any such claimant (including any Loan Party); and in such event each Guarantor hereby agrees that any such judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and each Guarantor shall be and remain liable to Agent and/or Lenders for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Agent or such Lenders.

(b) Agent shall not be required to marshal any assets in favor of any Guarantor, or against or in payment of Obligations.

(c) No Guarantor shall be entitled to claim against any present or future security held by Agent from any Person for Obligations in priority to or equally with any claim of Agent, or assert any claim for any liability of any Loan Party to any Guarantor in priority to or equally with claims of Agent for Obligations, and no Guarantor shall be entitled to compete with Agent with respect to, or to advance any equal or prior claim to any security held by Agent for Obligations.

(d) If any Loan Party makes any payment to Agent, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person under any federal or provincial statute or at common law or under equitable principles, then to the extent of such payment, the Obligation intended to be paid shall be revived and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by each Guarantor hereunder.

(e) All present and future monies payable by any Loan Party to any Guarantor, whether arising out of a right of subrogation or otherwise, are assigned to Agent for its benefit and for the ratable benefit of Lenders as security for such Guarantor’s liability to Agent and Lenders hereunder and are postponed and subordinated to Agent’s and Lenders’ prior right to payment in full of Obligations. Except to the extent prohibited otherwise by this Agreement, all monies received by any Guarantor from any Loan Party shall be held by such Guarantor as agent and trustee for Agent and Lenders. This assignment, postponement and subordination shall only terminate when the Obligations are paid in full in cash and this Agreement is irrevocably terminated.

(f) Each Loan Party acknowledges this assignment, postponement and subordination and, except as otherwise set forth herein, agrees to make no payments to any Guarantor without the prior written consent of Agent. Each Loan Party agrees to give full effect to the provisions hereof.

15.9. Action Upon Event of Default.

Upon the occurrence and during the continuance of any Event of Default, Agent may and upon written request of the Required Lenders shall, without notice to or demand upon any Loan Party or any other Person, declare any Obligations of such Guarantor hereunder immediately due and payable, and shall be entitled to enforce the Obligations of each Guarantor. Upon such declaration by Agent, Agent, Lenders and any of their Affiliates are hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisions or final) at any time held and other indebtedness at any time owing by Agent or Lenders to or for the credit or the account of any Guarantor against any and all of the Obligations of each Guarantor now or hereafter existing hereunder in accordance with the terms of this Agreement, whether or not Agent or Lenders shall have made any demand hereunder against any other Loan Party and although such Obligations may be contingent and unmatured. The rights of Agent and Lenders hereunder are in addition to other rights and remedies (including other rights of set-off) which Agent and Lenders may have. Upon such declaration by Agent, with respect to any claims (other than those claims referred to in the immediately preceding paragraph) of any Guarantor against any Loan Party (the “Claims”), Agent shall have the full right on the part of Agent in its own name or in the name of such Guarantor to collect and enforce such Claims by legal action, proof of debt in bankruptcy or other liquidation proceedings, vote in any proceeding for the arrangement of debts at any time proposed, or otherwise, Agent and each of its officers being hereby irrevocably constituted attorneys-in-fact for each Guarantor for the purpose of such enforcement and for the purpose of endorsing in the name of each Guarantor any instrument for the payment of money. Each Guarantor will receive as trustee for Agent and will pay to Agent forthwith upon receipt thereof any amounts which such Guarantor may receive from any Loan Party on account of the Claims. Each Guarantor agrees that at no time hereafter will any of the Claims be represented by any notes, other negotiable instruments or writings, except and in such event they shall either be made payable to Agent, or if payable to any Guarantor, shall forthwith be endorsed by such Guarantor to Agent. Each Guarantor agrees that no payment on account of the Claims or any security interest therein shall be created, received, accepted or retained during the continuance of any Event of Default nor shall any financing statement be filed with respect thereto by any Guarantor.

15.10. Statute of Limitations.

Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by any Loan Party or others (including any Lenders) with respect to any of the Obligations shall, if the statute of limitations in favor of any Guarantor against Agent or Lenders shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

15.11. Interest.

All amounts due, owing and unpaid from time to time by any Guarantor hereunder shall bear interest at the interest rate per annum then chargeable with respect to Base Rate Loans constituting Revolving Advances.

15.12. Guarantor’s Investigation.

Each Guarantor acknowledges receipt of a copy of each of this Agreement and the Other Documents. Each Guarantor has made an independent investigation of the Loan Parties and of the financial condition of the Loan Parties. Neither Agent nor any Lender has made, Agent and Lenders do not hereby make, any representations or warranties as to the income, expense, operation, finances or any other matter or thing affecting any Loan Party nor has Agent or any Lender made any representations or warranties as to the amount or nature of the Obligations of any Loan Party to which this Section 15 applies as specifically herein set forth, nor has Agent or any Lender or any officer, agent or employee of Agent or any Lender or any representative thereof, made any other oral representations, agreements or commitments of any kind or nature, and each Guarantor hereby expressly acknowledges that no such representations or warranties have been made and such Guarantor expressly disclaims reliance on any such representations or warranties.

15.13. Termination.

The provisions of this Section 15 shall remain in effect until the indefeasible payment in full in cash of all Obligations and irrevocable termination of this Agreement.

16. MISCELLANEOUS.

16.1. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York, without regard to conflicts of laws principles. Any judicial proceeding brought by or against any Loan Party with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction located in the County and State of New York, United States of America, and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Administrative Borrower (on behalf of the Borrowers) at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Agent’s and/or any Lender’s option, by service upon Administrative Borrower (on behalf of the Borrowers) which each Loan Party irrevocably appoints as such Loan Party’s Agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Loan Party in the courts of any other jurisdiction. Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Loan Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

16.2. Entire Understanding; Amendments; Overadvances.

(a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Loan Party, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees of Agent or any Lender to any Loan Party not herein contained or contained in any Other Document executed on or after the Closing Date shall have no force and effect. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing pursuant to clause (b) below. Any Default or Event of Default that occurs hereunder shall continue unless and until expressly waived in writing pursuant to clause (b) below. Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b) Agent and the Required Lenders (or Agent with the consent in writing of the Required Lenders), and the Borrowers may, subject to the provisions of this Section 16.2(b), from time to time enter into written amendments and supplemental agreements to this Agreement or the Other Documents executed by the Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Loan Parties hereunder or thereunder or the conditions, provisions or terms thereof or waiving any Event of Default hereunder or thereunder, but only to the extent specified in such written agreements; provided, however, that, no such amendment or supplemental agreement shall:

(i) increase the Commitment Percentage of any Lender without the consent of Agent and all Lenders;

(ii) increase the Maximum Credit or the Maximum Advance Amount without the consent of Agent and all Lenders;

(iii) extend the Term or maturity of any Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any scheduled principal payment or fee payable by the Borrowers to such Lender pursuant to this Agreement, without the consent of Agent and each Lender directly affected thereby;

(iv) alter the definition of the term Required Lenders or alter, amend or modify this Section 16.2(b) without the consent of Agent and all Lenders;

(v) release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement, including any sale thereof permitted by this Agreement) having an aggregate value in excess of $1,000,000 without the consent of Agent and all Lenders;

(vi) change the rights and duties of Agent without the consent of Agent; or

(vii) increase the Advance Rate above the Advance Rate in effect on the Closing Date without the consent of Agent and all Lenders.

Any such amendment or supplemental agreement shall apply equally to each Lender and shall be binding upon Loan Parties, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Loan Parties, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

(c) In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such Lender shall not respond or reply to Agent in writing within ten (10) days of delivery of such request, such Lender shall be deemed to have consented to the matter that was the subject of the request. In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, then Burdale may, at its option, require such Lender to assign its interest in the Advances to Burdale or to another Lender or to any other Person designated by Agent (the “Designated Lender”), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from the Borrowers. In the event Burdale elects to require any Lender to assign its interest to Burdale or to the Designated Lender, Burdale will so notify such Lender in writing within forty five (45) days following such Lender’s denial, and such Lender will assign its interest to Burdale or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, Burdale or the Designated Lender, as appropriate, and Agent.

(d) Notwithstanding the foregoing (and in addition to the Agent’s rights to make Protective Advances hereunder), Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Advances at any time to exceed the Borrowing Base by up to one hundred and ten percent (110%) of the Borrowing Base for up to thirty (30) consecutive Business Days. For purposes of the preceding sentence, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Borrowing Base was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be “Eligible Accounts” becomes ineligible, collections of Receivables applied to reduce outstanding Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Borrowing Base by more than ten percent (10%), Borrowers shall decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess, provided, that, any Event of Default resulting therefrom shall remain in existence. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

16.3. Successors and Assigns; Participations; New Lenders; Taxes; Syndication.

(a) This Agreement shall be binding upon and inure to the benefit of Loan Parties, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns; except, that, no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender or as otherwise expressly permitted by this Agreement.

(b) Each Loan Party acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other Persons with the consent of Agent (each such transferee or purchaser of a participating interest, a “Transferee”). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof; provided, that, Loan Parties shall not be required to pay to any Transferee more than the amount which it would have been required to pay to the Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee, had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder, and in no event shall Loan Parties be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Transferee’s rights under Section 16.2 shall be limited to those items in Section 16.2(b) which require consent of each Lender or affected Lender, as applicable. Each Loan Party hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee’s interest in the Advances. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any Participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

(c) Any Lender may with the consent of Agent which shall not be unreasonably withheld or delayed sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to Qualified Assignees (each a “Purchasing Lender”), in minimum amounts of not less than $5,000,000 (except such minimum amount shall not apply to (x) a sale, assignment or transfer by any Lender to an Affiliate of such Lender or to a group of new Lenders, each of which is an Affiliate of each other to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or (y) a sale, assignment or transfer by any Lender of 100% of its Commitment Percentage and all of its Advances hereunder), pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Loan Parties hereby consent to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing. Notwithstanding the foregoing, any Lender may assign all or any portion of the Advances or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided, that, any payment in respect of such assigned Advances or Notes made by the Borrowers to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrowers’ obligations hereunder in respect to such assigned Advances or Notes to the extent of such payment. No such assignment described in the immediately preceding sentence shall release the assigning Lender from its obligations hereunder.

(d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Loan Parties, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Loan Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

(e) Loan Parties authorize each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial and other information in such Lender’s possession concerning Loan Parties which has been delivered to Agent or such Lender by or on behalf of Loan Parties pursuant to this Agreement or in connection with Agent’s or such Lender’s credit evaluation of Loan Parties.

(f) Each Lender or Participant organized under the laws of a jurisdiction outside the United States, and from time to time thereafter if either requested by the Borrowers (or Administrative Borrower on behalf of the Borrowers) or Agent or upon the obsolescence or expiration of any previously delivered form, shall provide Agent and Administrative Borrower (on behalf of the Borrowers) with (i) two (2) original executed copies of a correct and completed Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that payments to such Lender or Participant are not subject to United States federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or Participant of a trade or business in the United States or totally exempt from United States federal withholding tax by reason of the application of an income tax treaty to which the United States is a party or such Lender is otherwise exempt, (ii) or to the extent permitted by law, as an alternative to form 1001 or 4224, each such Lender or Participant may provide Administrative Borrower (on behalf of the Borrowers) and Agent with two original executed copies of Internal Revenue Service Form W 8, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from United States federal withholding tax pursuant to Section 871(h) or 881(c) of the Code, together with an annual certificate stating that such Lender or Participant is not a “person” described in Section 871(h)(3) or 881(c)(3) of the Code and (iii) a duly completed and executed Internal Revenue Service Form W 8 or W 9, as appropriate, or any successor or other form establishing an exemption from

United States federal backup withholding tax. Each such Lender further agrees to complete and deliver to Administrative Borrower (on behalf of the Borrowers), upon its request, such other forms or other documentation as may be appropriate to minimize any withholding tax on payments pursuant to this Agreement under the laws of any other jurisdiction unless such completion and delivery may in any event be disadvantageous for such Lender. For purposes of this subsection (f), the term “United States” shall have the meaning specified in Section 7701 of the Code.

(g) At the request of Agent from time to time both before and after the Closing Date, the Loan Parties will assist Agent in the syndication of the credit facility provided pursuant to this Agreement and the Other Documents. Such assistance shall include, but not be limited to (i) prompt assistance in the preparation of an information memorandum and the verification of the completeness and accuracy of the information and the reasonableness of the projections contained therein, (ii) preparation of offering materials and financial projections by Loan Parties and their advisors, (iii) providing Agent with all information reasonably deemed necessary by Agent to successfully complete the syndication, (iv) confirmation as to the accuracy and completeness of such offering materials and information and confirmation that management’s projections are based on assumptions believed by the Loan Parties to be reasonable at the time made, and (v) participation of the Loan Parties’ senior management in meetings and conference calls with potential lenders at such times and places as Agent may reasonably request.

16.4. Application of Payments.

Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Loan Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

16.5. Indemnity.

Each Loan Party shall indemnify Agent, each Issuer, each Lender and each of their respective officers, directors, Affiliates, employees, representatives and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent, such Issuer or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent, any Issuer or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the gross (not mere) negligence or willful misconduct of the party being indemnified, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction.

16.6. Notice.

Any notice or request required to be given hereunder to any Loan Party or to Agent or any Lender shall be in writing (except as expressly provided herein) at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section 16.6. Any notice or request required to be given hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, or (d) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or request required to be given hereunder shall be deemed given on the earlier of (1) actual receipt thereof, and (2) (x) one Business Day following posting thereof by a recognized overnight courier, (y) three (3) days following posting thereof by registered or certified mail, return receipt requested, or (z) upon the sending thereof when sent by telecopier with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

(A) If to Agent or to Burdale as Lender at:

BURDALE CAPITAL FINANCE, INC. 300 First Stamford Place Stamford, Connecticut 06902
Attention:	Account Manager - Velocity
Telephone:	203-391-5574
Facsimile:	203-353-0152

(B) If to a Lender other than Burdale, as specified on the signature pages hereof or in the applicable Commitment Transfer Supplement.

(C) If to any Borrower or any Loan Party:

VELOCITY EXPRESS CORPORATION One Morningside Drive North Building B, Suite 300 Westport, Connecticut 06880
Attention:	Edward W. Stone
Telephone:	(203) 349-4199
Facsimile:	(203) 349-4198

16.7. Survival.

The obligations of Loan Parties under Sections 2.2(g), 3.7, 3.9, 4.19(h), 14.7, 16.5 and 16.10 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

16.8. Waiver of Subrogation.

Each Loan Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Loan Party may now or hereafter have against the other Loan Parties or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Loan Parties’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

16.9. Severability.

If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16.10. Expenses.

The Borrowers shall reimburse Agent for all costs and expenses paid or incurred by Agent (and, with respect to clause (a) below, Lenders) in connection with this Agreement and the Other Documents, including, without limitation:

(a) reasonable attorneys’ fees and disbursements incurred by Agent and, during the continuance of a Default or Event of Default, by Lenders (i) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, (ii) in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement and the Other Documents, (iii) in connection with the enforcement of this Agreement or Other Document, and (iv) in enforcing Agent’s security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise; and

(b) reasonable attorneys’ fees and disbursements incurred by Agent (i) in connection with the preparing, negotiating and/or entering into this Agreement and/or the Other Documents, any amendment, waiver, consent or other modification with respect thereto and the administration of this Agreement and the Other Documents, (ii) in instituting, maintaining, preserving and foreclosing on Agent’s security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise or (iii) in connection with any advice given to Agent with respect to its rights and obligations under this Agreement and all Other Documents.

All reasonable fees and disbursements incurred by Agent in connection with any appraisals of Inventory or other Collateral, field examinations, collateral analysis or monitoring or other business analysis conducted by outside Persons in connection with this Agreement and all related agreements, may be charged to the Borrowers’ Account and shall be part of the Obligations.

16.11. Injunctive Relief.

Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Agent and the Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

16.12. Consequential Damages.

None of Agent, any Issuer, any Lender, nor any agent or attorney for any of them, shall be liable to any Loan Party for special, punitive, exemplary, indirect or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

16.13. Captions.

The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

16.14. Counterparts; Telecopied or Emailed Signatures.

This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or email transmission shall be deemed to be an original signature hereto.

16.15. Construction.

The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

16.16. Confidentiality; Sharing Information.

(a) Agent, each Lender and each Transferee shall hold all non-public information designated as confidential and obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, that,

Agent, each Lender and each Transferee may disclose such confidential information (i) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (ii) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders, (iii) that ceases to be confidential through no fault of Agent or any Lender, and (iv) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further, that, (A) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Transferee shall use reasonable efforts prior to disclosure thereof, to notify Administrative Borrower (on behalf of the Borrowers) of the applicable request for disclosure of such non-public information (1) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of Agent, a Lender or a Transferee by such Governmental Body) or (2) pursuant to legal process, and (B) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Loan Party other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

(b) Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Loan Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by Agent, any Lender or by one or more Subsidiaries or Affiliates of Agent or such Lender and each Loan Party hereby authorizes Agent and each Lender to share any information delivered to Agent or such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of Agent or such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of Agent or such Lender, it being understood that any such Subsidiary or Affiliate of Agent or any Lender receiving such information shall be bound by the provision of this Section 16.16 as if it were a Lender hereunder. Such authorization shall survive the repayment of the Obligations and the termination of this Agreement.

16.17. Publicity.

Each Loan Party hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Loan Parties, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate. In addition, each Loan Party authorizes Agent to include Loan Party’s name and logo in select transaction profiles and client testimonials prepared by Agent for use in publications, company brochures and other marketing materials of Agent.

16.18. Patriot Act Notice.

Each Lender subject to the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.) hereby notifies the Loan Parties that, pursuant to Section 326 thereof, it is required to obtain, verify and record information that identifies the Loan Parties, including the name and address of each Loan Party and other information allowing such Lender to identify the Loan Parties in accordance with such act.

[SIGNATURE PAGES FOLLOW]

Each of the parties has signed this Agreement as of the day and year first above written.

BORROWERS:

VELOCITY EXPRESS CORPORATION

By:	/s/ Mark T. Carlesimo
Name:	Mark T. Carlesimo
Title:	Secretary

VELOCITY EXPRESS, INC.

By:	/s/ Mark T. Carlesimo
Name:	Mark T. Carlesimo
Title:	Secretary

VELOCITY EXPRESS LEASING, INC.

By:	/s/ Mark T. Carlesimo
Name:	Mark T. Carlesimo
Title:	Secretary

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GUARANTORS:

VXP MID-WEST, INC.

By:	/s/ Mark T. Carlesimo
Name:	Mark T. Carlesimo
Title:	Secretary

VXP LEASING MID-WEST, INC.

By:	/s/ Mark T. Carlesimo
Name:	Mark T. Carlesimo
Title:	Secretary

CD&L, INC.

By:	/s/ Mark T. Carlesimo
Name:	Mark T. Carlesimo
Title:	Secretary

VELOCITY SYSTEMS FRANCHISING CORPORATION

By:	/s/ Mark T. Carlesimo
Name:	Mark T. Carlesimo
Title:	Secretary

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CLAYTON/NATIONAL COURIER SYSTEMS, INC.

By:	/s/ Mark T. Carlesimo
Name:	Mark T. Carlesimo
Title:	Secretary

CLICK MESSENGER SERVICE, INC.

By:	/s/ Mark T. Carlesimo
Name:	Mark T. Carlesimo
Title:	Secretary

OLYMPIC COURIER SYSTEMS, INC.

By:	/s/ Mark T. Carlesimo
Name:	Mark T. Carlesimo
Title:	Secretary

SECURITIES COURIER CORPORATION

By:	/s/ Mark T. Carlesimo
Name:	Mark T. Carlesimo
Title:	Secretary

SILVER STAR EXPRESS, INC.

By:	/s/ Mark T. Carlesimo
Name:	Mark T. Carlesimo
Title:	Secretary

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AGENT and LENDER:

BURDALE CAPITAL FINANCE, INC. as Agent and Lender

By:	/s/ Anthony Lavinio
Name:	Anthony Lavinio
Title:	Senior Vice President

By:	/s/ Phillip R. Webb
Name:	Phillip R. Webb
Title:	Director

Commitment Percentage: 100%

Signature Page to Loan and Security Agreement